UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material pursuant to §240.14a-12

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
(Name of Registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  Title of each class of securities to which transaction applies:
  ________________________________________________________________________

  Aggregate number of securities to which transaction applies:
  ________________________________________________________________________

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  ________________________________________________________________________

  Proposed maximum aggregate value of transaction:
  ________________________________________________________________________

  Total fee paid:
________________________________________________________________________

☐   Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid:
  ________________________________________________________________________

  Form, Schedule or Registration Statement No.:
  ________________________________________________________________________

  Filing Party:
  ________________________________________________________________________

  Date Filed:
________________________________________________________________________

June 8, 2021

Dear AEI Fund XXII Limited Partner:

This letter and the enclosed consent documents are provided to request your vote on operational matters concerning AEI Income & Growth Fund XXII, in which you have invested as a Limited Partner. We refer to this partnership as “Fund XXII” or “the Fund” throughout these documents. The enclosed Consent Form provides you with the opportunity to vote on four proposals, the first and second of which are alternatives to each other:

The enclosed Consent Form provides you with the opportunity to vote on four proposals. The voting deadline is July 30, 2021:

Proposal #1. To instruct Fund XXII to begin liquidation. That means that it will begin selling its properties and its existence will be terminated once all property sales are completed. If this proposal is approved, you will begin receiving capital distributions as the property sales occur and your quarterly distributions from rental income will decline over time to zero when the last property is sold.

Proposal #2. As an alternative to Proposal #1, to authorize Fund XXII to continue in operation for an additional 60 months from July 2021. If this proposal is approved, you will continue to receive quarterly distributions from Fund XXII operations, rather than capital distributions from the sale of its properties.

Proposal #3. To amend Section 7.7 of the Fund’s operating agreement to increase the price at which units may be repurchased under the Fund’s unit repurchase plan from 90% of the estimated net asset value per unit to 95% of the estimated net asset value per unit.

Proposal #4. To allow Fund XXII to sell joint venture interests that it currently owns in four of the remaining five properties owned to other AEI Affiliated Funds. The remaining interests in these joint ventures are currently owned by other AEI Funds. If any Fund XXII joint venture interests are sold to affiliated Funds, the sales will be made on an “as is, where is” basis and the price of each property will be based upon the property’s fair market value as determined by an independent, third-party, commercial property appraiser.

Prior to voting, you should read the Consent Statement carefully to understand what is being proposed and the risks presented by these proposals. If you have any questions about this communication, please call AEI Investor Services, toll free, at 800-328-3519.

Sincerely,

AEI Fund Management XXI, Inc.
Managing General Partner

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, Minnesota 55101

CONSENT STATEMENT

We are providing this Consent Statement to all Limited Partners of AEI Income & Growth Fund XXII Limited Partnership who are unit owners of record as of June 1, 2021. Through the enclosed Consent Form, we are soliciting your votes regarding the four proposals below:

Proposal #1. To instruct Fund XXII to begin liquidation by selling its properties and, thereafter, terminating its existence.

Proposal #2. As an alternative to Proposal #1, to amend Section 12.3 of the Limited Partnership agreement of Fund XXII to authorize it to continue in operation for an additional 60 months from July 2021, at which time another vote on this matter will be presented to the Limited Partners.

Proposal #3. To amend Section 7.7 of the Limited Partnership agreement to increase the price at which units may be repurchased under the Fund’s unit repurchase plan from 90% of the estimated net asset value per unit to 95% of the estimated net asset value per unit.

Proposal #4. To allow Fund XXII to sell joint venture interests that it currently holds in four of the five properties owned to other AEI Affiliated Funds.

To vote, you must return a properly signed Consent Form that is received by AEI Fund Management, Inc by mail to 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101, on or before 5:00 P.M., Central Time, on July 30, 2021. You may also return the Consent Form via email to investorservices@aeifunds.com or via “Fax” to 1-651-227-7705. Please vote “FOR” only one of the first two proposals. Do not vote “FOR” both Proposal #1 and Proposal #2: they are mutually exclusive and cannot be implemented simultaneously.

We encourage you to sign and return the enclosed Consent Form Promptly – your vote is important!

We mailed this Consent Statement to you because you are a Limited Partner of record as of June 1, 2021.
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE CONSENT SOLICITATION	4
SUMMARY OF PROPOSALS	9
BACKGROUND OF THE FUND	11
Fund XXII	11
Properties	11
Summary Financial Information	13
PROPOSAL #1 – LIQUIDATION	14
Reasons for the Liquidation Proposal	14
Effects of the Liquidation Proposal	14
Material Federal Income Tax Considerations of Liquidation	15
Risks of the Liquidation Proposal	16
PROPOSAL #2 – CONTINUE OPERATIONS FOR 60 MONTHS	17
Reasons for the Proposal to Continue Operations	17
Effects of the Proposal to Continue Operations	17
Amendment to the Limited Partnership Agreement	17
Conflicts of Interest with the Proposal to Continue Operations	18
Risks of the Proposal to Continue Operations	18
PROPOSAL #3 –AMEND THE FUND’S UNIT REPURCHASE PLAN	19
Reasons for the Proposed Amendment to the Unit Repurchase Plan	19
Effects of the Proposed Amendment to the Unit Repurchase Plan	19
Amendment to Limited Partnership Agreement	20
Conflicts of Interest with the Proposed Amendment to the Unit Repurchase Plan	20
Risks of the Proposed Amendment to the Unit Repurchase Plan	20
PROPOSAL #4 – SALE OF JOINT VENTURE INTERESTS TO OTHER AEI AFFILIATED FUNDS	21
Reasons for Proposal #4	21
Effects of Proposal #4	21
Amendment to the Limited Partnership Agreement	22
Risks of Proposal #4	22
UNIT OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT	23
CONSENT PROCEDURES	23
Timing of the Consent Solicitation	23
Record Date and Votes Required for Approval	23
Procedures for Voting	24
Costs of Solicitation	24
Mailing	24
EXHIBIT A – Amendment to Limited Partnership Agreement (Proposal #2)	25
EXHIBIT B – Amendment to Limted Partnership Agreement (Proposal #3)	26
EXHIBIT C – Amendment to Limited Partnership Agreement (Proposal #4)	27
EXHIBIT D – Financial Statements at and for the years ended December 31, 2020 and 2019 and for the three months months ended March 31, 2021 and 2020	28

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
AND THE CONSENT SOLICITATION

BACKGROUND

Q:
What are you asking me to do?
A:
We are asking you to vote by signing and returning the enclosed Consent Form:
(1) On a proposal to authorize Fund XXII to begin its liquidation by selling its properties and terminating its existence;
(2) on an alternative proposal to amend Section 12.3 of the partnership agreement of Fund XXII to authorize it to continue in operation for an additional 60 months from July 2021, at which time another vote on this matter may be presented to the Limited Partners;
 (3) On a proposal to amend the unit repurchase plan of the Limited Partnership to increase the price at which units may be repurchased by Fund XXII to 95% of the estimated net asset value per unit; and
(4) on a proposal to allow Fund XXII to sell joint venture interests that it currently owns in four of the five properties owned to other AEI Affiliated Funds.
Do not vote “FOR” both Proposal #1 and Proposal #2 at the same time: they are mutually exclusive and cannot be implemented simultaneously.

Q:
Why are you asking for my vote?
A:
We are asking for your vote for either the first or second proposal because, in June 2015, a majority vote of the Limited Partners for either proposal was not received and the Managing General Partner is again providing the Limited Partners with the opportunity to vote to begin liquidation or to continue operations.
We are asking for your vote on the third proposal to provide Limited Partners the opportunity to increase the price at which units may be repurchased under the Fund’s unit repurchase plan from 90% of the estimated net asset value per unit to 95% of the estimated net asset value per unit. This will result in a repurchase price that more closely approximates what the Managing General Partner believes is the fair market value of the units.

We are asking for your vote on the fourth proposal because Fund XXII owns joint venture interests in four of the remaining five properties with other AEI Affiliated Funds. Because most buyers of net leased real estate require ownership of an entire property, we believe that it would be difficult for Fund XXII to sell these joint venture interests in the open real estate market. As a result, we are asking you to vote on a proposal to allow Fund XXII to sell its interests in these properties to other AEI Affiliated Funds. Although we believe that Section 6.6 of the Fund XXII Limited Partnership agreement expressly contemplates such a sale to current joint-venture owners, Section 6.6(vii) also prohibits Fund XXII from selling properties to affiliated funds, therefore creating ambiguity unless resolved. This vote would eliminate this ambiguity. In addition, this proposal would also allow Fund XXII to sell joint venture interests to any AEI Affiliated Fund, not just AEI Affiliated Funds that are current joint-venture owners.

Q:
May I vote “FOR” all proposals?
A:
No. Vote “FOR” only one of the first two proposals. Do not vote “FOR” Proposal #1 and “FOR” Proposal #2 at the same time. Proposal #1, if approved, will require the sale of the Fund’s properties and the Fund’s liquidation, while Proposal #2 will authorize the Fund to continue in operation until the next voting opportunity presented by the Managing General Partner in approximately five years from July 2021. If none of the proposals are approved, Fund XXII will continue in operation without a specific time frame to liquidate and the increased unit repurchase price described in Proposal #3 will not take effect.

PROPOSAL #1 – LIQUIDATION

Q:
Why is Proposal #1 being presented?
A:
In June 2015, a majority vote of the Limited Partners was not received to approve liquidation and termination of the Fund and the proposal did not pass. Under Section 6.1 of the Limited Partnership agreement, we are required to obtain the consent of holders of a majority of the outstanding units to sell all or substantially all of the Fund’s assets.

Q:
What will happen if Limited Partners approve Proposal #1?
A:
The proposal, if approved, will authorize the Managing General Partner of Fund XXII to commence the orderly sale of the Fund’s five remaining properties. We anticipate that all sales could be completed within 24 to 36 months. As sales are completed, Fund XXII would distribute the proceeds to you and other Limited Partners, less expenses, less the Managing and Individual General Partners’ interest in the proceeds, and less a reasonable operating reserve. Reserve funds would be distributed as part of the final dissolution of the Fund.

Q:
If Proposal #1 is approved, how much cash might I receive?
A:
We cannot know how much cash can be generated from the sale of the properties until the sales are completed. The value of the properties depends upon market conditions. Any amount that the Fund would be able to distribute would depend upon the terms of sale as well as expenses incurred to complete each sale. Based upon current market conditions and capitalization rates for similarly situated properties, and our own internal analysis without independent appraisal, we estimate that the “liquidation value” of the assets of Fund XXII is approximately $10,572,000 or approximately $825 per unit as of December 31, 2020. In making this estimate, we are assuming that Fund properties are sold in the normal course of business without extraordinary expense, that the properties continue to generate rental income during the sales period, and that the General Partners’ interests are subtracted prior to calculating the liquidation value per unit. It is likely that the actual proceeds will vary from this estimate. Any variation could be material.

Q:
What are the tax consequences of liquidation?
A:
The sale of the properties and distribution of the liquidation proceeds may generate both ordinary income and capital gain or loss to the Limited Partners for United States federal income tax purposes. Tax matters are complicated. Your tax consequences may depend on your financial situation and whether you purchased your units in the original offering or the secondary market. Please consult your tax advisor to determine the tax consequences of liquidation to you.

Q:
What if Proposal #1 is not approved?
A:
If Proposal #1 to liquidate is not approved, then Fund XXII will not liquidate and will continue in operation until the Limited Partners vote to authorize the sale of all of the Fund’s properties, or until December 31, 2046, as stated in the Limited Partnership agreement. However, the Managing General Partner would expect to again submit the proposal to liquidate to a vote by the Fund’s Limited Partners in approximately five years.

PROPOSAL #2 – CONTINUE OPERATIONS FOR 60 MONTHS

Q:
Why is Proposal #2 being presented?
A:
The Managing General Partner believes that:
  Fund XXII continues to be an attractive business as a going concern and is currently generating cash distributions from its properties that may be higher than distributions investors could realize from other income-generating investments with similar risk profiles.
  Continuation of Fund XXII’s operations may allow capital gains to be generated from the sale of properties prior to the final liquidation of the Fund.
  Continuation of Fund XXII’s operations will allow Limited Partners to maintain their investment in income-producing, net leased, commercial properties without incurring the costs that they could expect to incur if Fund XXII were to liquidate and they re-invested their proceeds in other similar investments.
We cannot assure you that Fund XXII will achieve these objectives if you vote for the proposal to continue operations.

Q:
What will happen if Limited Partners approve Proposal #2?
A:
If Proposal #2 is approved, then:
  Fund XXII will not commence liquidation at this time.
  Fund XXII will continue to operate: owning net leased, commercial properties occupied by national and regional corporate tenants, distributing rental income generated by those properties, and periodically selling properties to generate capital gains for distribution while reinvesting the remaining proceeds into similar properties.
  After 60 months from July 2021, Fund XXII will again solicit votes to continue in operation or liquidate.

Q:
Are there risks associated with continuing operations?
A:
Fund XXII will continue to be subject to the risks of investment in real estate, including the following:
  Changing market and economic conditions may adversely affect the value of properties which Fund XXII owns, or may purchase;
  Any default by tenants may reduce rental income or delay sale of Fund properties;
  The absence of a public market for the Limited Partnership units, and the limited capacity of Fund XXII to repurchase units under the unit repurchase plan;
  Delay in final sale of the Fund’s properties and receipt of proceeds from sales;
  Conflicts of interest with respect to the Managing General Partner and its affiliates receiving reimbursements of expenses based upon the capital value of the Fund that may cause them to have a different interest than Limited Partners for approving Proposal #2.
You should read the risk factors presented later in this Consent Statement to fully understand the risks involved.

Q:
Does the Managing General Partner, or its affiliates, have any interest in seeing Proposal #2 approved?
A:
Potentially, yes. The Managing General Partner and its affiliates are reimbursed for the expenses incurred in operating Fund XXII, including expenses of administering the Fund’s properties. If the Fund is liquidated, these reimbursements would terminate. Although the reimbursements are at cost, they are calculated on the fully-loaded costs of the Managing General Partner and its affiliates in providing the services and, therefore, include a portion of the salaries and other compensation expenses of the Managing General Partner and its affiliates. On the other hand, if the Fund is liquidated, the Managing and Individual General Partner will receive their share of the liquidation proceeds.

Q:
Will Proposal #2 have any tax consequences for me?
A:
We do not believe there should be any tax consequences resulting from the approval of Proposal #2.

PROPOSAL #3 – AMEND THE FUND’S UNIT REPURCHASE PLAN

Q:
At what price does Fund XXII currently repurchase units?
A:
Section 7.7 of the Limited Partnership agreement of Fund XXII currently provides that repurchases by the Fund are made at a price equal to 90% of the estimated net asset value per unit. At December 31, 2020, we estimated the net asset value per unit at approximately $825 per $1,000 unit.

Q:
Why do you want to increase the repurchase price?
A:
We believe that it is appropriate to provide the Limited Partners the opportunity to increase the price at which units are repurchased to a price that more closely approximates what we believe is the fair market value of the Fund’s units.

Q:
Isn’t a lower repurchase price under the unit repurchase plan favorable to the Limited Partners who do not wish to sell their units?
A:
Yes. A lower repurchase price, if accepted by a tendering Limited Partner, would be more favorable to Limited Partners who remain in the Fund, than a higher price. However, at some point, a Limited Partner may need liquidity and the higher price would result in that Limited Partner receiving a price that the Managing General Partner believes is closer to the fair market value of the Fund’s units.

Q:
Are there risks related to repurchases?
A:
In addition to the possibility that repurchases may not be available, Limited Partners should consider the following risks in connection with the Fund’s unit repurchase plan:
  The calculation of net asset value per unit is based upon estimates and assumptions and the knowledge and expertise of the Managing General Partner and Fund XXII may, eventually, realize values per unit that are more or less than the Fund’s stated repurchase price;
  Units will be repurchased at a discount from the estimated net asset value per unit;
  Limited Partners whose units are repurchased may incur a tax liability;
  Repurchases by the Fund may utilize cash that would otherwise be available for distribution to Limited Partners whose units are not repurchased, thereby decreasing their current distributions.

Q:
Does the Managing General Partner or its affiliates have any interest in seeing Proposal #3 approved?

A:
We believe that the Managing and Individual General Partner and the Limited Partners who wish to continue to participate in Fund XXII have the same interest in seeing this proposal approved.

Q:
Will Proposal #3 have any tax consequences for me?
A:
We do not believe there should be any tax consequences resulting from the approval of Proposal #3. However, a Limited Partner who presents units for repurchase by the Fund should consult with his or her personal tax advisor about the possible tax effects of the transaction.

PROPOSAL #4 – SALE OF JOINT VENTURE INTERESTS TO OTHER AEI AFFILIATED FUNDS

Q:
What will happen if Limited Partners approve Proposal #4?
A:
The proposal, if approved, will allow Fund XXII to sell the joint venture interests it owns in four of the five remaining properties to other AEI Affiliated Funds. The sales price for properties sold in this manner will be based upon an independent, third-party, commercial property appraisal.

Q:
If Proposal #4 is approved, what is the benefit to Fund XXII?
A:
A sale of a joint venture interest in a property on the open real estate market could take many months, if not years. The sale to other Affiliated Funds could, however, be completed in a relatively short time, resulting in the Fund receiving sale proceeds sooner. Furthermore, real estate brokerage commissions typically represent a seller-related expense and have historically ranged from 3% to 6% of a property’s gross sale price. A sale to other Affiliated Funds will eliminate the expense of brokerage commissions, thereby potentially resulting in higher net sales proceeds to the Fund.

Q:
What if Proposal #4 is not approved?
A:
If the proposal to sell the Fund’s joint venture interests in properties to other Affiliated Funds is not approved, then Fund XXII will attempt to sell the interests in the open real estate market. If the interests cannot be sold in a timely fashion, the final liquidation of the Fund may be delayed.

THE CONSENT SOLICITATION PROCESS

Q:
What vote is required to approve the proposals?
A:
The affirmative vote of a majority of the units of Limited Partner interest in Fund XXII is required to approve a proposal.

Q:
Am I required to vote on these proposals?
A:
No. You are not required to vote. However, not voting would have the effect of a vote against the proposals. If Proposal #1 to liquidate is not approved by Limited Partners holding a majority of the outstanding units, then Fund XXII will continue in operation until the Limited Partners vote to authorize the sale of all of the Fund’s properties, or until December 31, 2046. If Proposal #3 is not approved by a majority of the units held by Limited Partners, Fund XXII will continue to offer a unit repurchase price equal to 90% of the estimated net asset value per unit. If Proposal #4 is not approved by Limited Partners holding a majority of the outstanding units, Fund XXII will not sell any joint venture interests in properties to other AEI Affiliated Funds.

VOTING PROCEDURES

Q:
How do I vote?

A:
Mark your vote, sign and date the enclosed Consent Form and return it in the enclosed postage prepaid envelope. Your Consent Form must be received by 5:00 p.m., Central Time, on July 30, 2021 (unless this date and time is extended).

Q:
May I revoke my consent?
A:
Yes. You may withdraw or revoke your consent at any time prior to 5:00 p.m. Central Time, on July 30, 2021. To be effective, a written or facsimile revocation or withdrawal of the Consent Form must be received prior to such time and addressed to AEI Fund Management XXII, Inc. at 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101. A notice of revocation or withdrawal must specify the Limited Partner’s name and the number of units being withdrawn. You may also submit notice of revocation or withdrawal via email to investorservices@aeifunds.com or via “Fax” to 1-651-227-7705.

Q:
Do Limited Partners have appraisal rights?
A:
With respect to this vote, Limited Partners are not entitled to appraisal rights with respect to the value of their units. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his or her units, regardless of whether the Limited Partner does or does not consent to any of the proposals.

SUMMARY OF PROPOSALS

The following summarizes the proposals being presented to the Limited Partners of Fund XXII. You should read this entire Consent Statement to fully understand the proposals.

 Proposal #1 – Liquidation:

Effect:

If liquidation is authorized, the Managing General Partner will commence the orderly sale of the Fund’s properties and the winding up of its affairs, including distribution of proceeds to partners in accordance with the Limited Partnership agreement. Authorization to liquidate is required in accordance with Section 6.1 of the Limited Partnership agreement prior to the sale of all, or substantially all, of the assets of the Fund.
Vote Required:
Approval of the liquidation proposal requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing and Individual General Partner for their own account).

Proposal #2 – Continue Operations For 60 Months:

Effect:

If the proposal to continue operations is approved, the Fund’s Limited Partnership agreement will be amended to set the year of 2026 as the date at which Limited Partners would again vote on continuing operations or liquidating.
Vote Required:
Approval of the proposal to continue operations requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing and Individual General Partner for their own account).

Proposal #3 – Amend the Fund’s Unit Repurchase Plan

Effect:

If the proposal to amend the unit repurchase plan is approved, Fund XXII will be allowed to repurchase units at 95% of the estimated net asset value per unit.
Vote Required:
Approval of the proposal to amend the unit repurchase plan requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing and Individual General Partner for their own account).

Proposal #4 – Sale of Joint Venture Interests to Other AEI Affiliated Funds:

Effect:

If the proposal to sell joint venture interests to other AEI affiliated funds is approved, Fund XXII will be allowed to sell its joint venture interest in a property to an AEI Affiliated Fund at a sale price based upon an independent, third-party, commercial property appraisal.
Vote Required:
Approval of the sale of joint venture interests to other AEI affiliated funds proposal requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing and Individual General Partners for their own account).

Solicitation:
This Consent Statement was prepared by, and consents are being solicited by and on behalf of, AEI Fund Management XXI, Inc., the Managing General Partner of Fund XXII.

Interest of General
The Managing and Individual General Partners have interests in the liquidation
Partners
proposal and the proposal to continue operations that are different from the interests of limited partners because:

  The Managing General Partner and its affiliates receive reimbursements of the costs they incur and services they provide to Fund XXII, including the compensation expense of their employees based upon the hours they spend for the services they perform. These reimbursements will terminate if the liquidation proposal is approved and Fund XXII is dissolved.
  The Managing and Individual General Partners are entitled to indemnification in the instances defined in the Limited Partnership agreement.
  If the Fund is liquidated, the Managing and Individual General Partners will receive a share of the liquidation proceeds.

BACKGROUND OF THE FUND

Fund XXII

AEI Income & Growth Fund XXII Limited Partnership is a Minnesota Limited Partnership organized in 1997. AEI Fund Management XXI, Inc. is the Managing General Partner and Robert P. Johnson is the Individual General Partner of the Fund. The Individual General Partner and the Limited Partners have delegated to the Managing General Partner the sole and exclusive authority for all aspects of the conduct, operation and management of the Fund, including making any decision regarding the sale, exchange, lease or other disposition of the Fund’s properties; provided however that the Managing General Partner is required to obtain prior consent of the Individual General Partner and a majority of the Limited Partners, by interest, to the sale of all or substantially all of the assets of the Fund.

Fund XXII raised $16.9 million through a public offering of its units. These proceeds were used to purchase, for cash, commercial real estate occupied by tenants under net leases. Fund XXII initially purchased 12 properties with the net proceeds from the offering, including partial interests in three of these properties. The prospectus by which the units were originally offered indicated that properties would be sold from time to time and the cash proceeds invested in similar net leased properties.

Although Fund XXII has not commenced the sale of properties in final liquidation, the Fund has sold properties and reinvested the majority of the proceeds in similar net leased properties. In all cases, the Fund has distributed enough cash for Limited Partners to pay the taxes generated by any income or gain recognized by them on the sale of such properties.

Properties

As of March 31, 2021, Fund XXII held interests in five net leased properties. It also held cash from recent property sales totaling $1,701,000. Four of the properties are subject to net leases under which the tenant pays substantially all of the property operating costs. The tenants in these properties are current with their rental payments and the properties are fully occupied.  The other property is currently vacant as discussed below.

The Partnership owns a 28% interest in a Staples store in Clermont, Florida. The remaining interests in the property are owned by affiliates of the Partnership. On July 17, 2020, the lease term ended, and the tenant returned possession of the property to the owners. The owners have listed the property for sale or lease with a real estate broker in the Clermont area.

The following table sets forth the properties held by Fund XXII as of March 2021, the date each property was acquired, the ownership interest in the property, the acquisition cost, the date the initial lease term expires, the annual rental amount, and the Managing General Partner’s estimate of the current value of the property:

Property	Date Acquired	Ownership Interest (%)	Acquisition Cost	Lease Expiration	Annual Rent	Estimated Value (1)
Advance Auto Parts Store Indianapolis, IN	12/21/06	65.00	1,244,173	4/30/25	81,861	1,169,000
Best Buy Store Lake Geneva, WI	10/6/08	33.00	2,022,246	3/31/24	129,395	1,522,000
Staples Store Clermont, FL	10/21/11	28.00	916,229	Vacant	0	658,000
St. Vincent Medical Clinic Lonoke, AR	6/6/13	100.00	2,443,428	10/31/23	166,760	2,382,000
Talecris Plasma Facility Dallas, TX	7/31/20	50.00	3,165,897	8/31/28	187,496	3,140,000
Total Estimated Value						8,871,000

  Estimated value at December 31, 2020. Fund XXII has not obtained appraisals of these properties. The Managing General Partner has valued the properties based upon rental rates and prevailing capitalization rates which it believes are applicable. If a property is vacant, the marketability of the property is analyzed to determine a fair value. We cannot assure you that we could sell the properties at the estimated values set forth in the table.

Summary Financial Information

The following table provides operational data about Fund XXII for the nine months ended March 31, 2021 and 2020 and for the years ended December 31, 2020 and 2019, on the basis of Fund XXII continuing as a going concern:

	Three Months Ended March 31		Year Ended December 31
	2021	2020	2020	2019
Rental income	$126,973	$116,046	$503,548	$560,172
Partnership Administration & Property Management Expenses	44,039	44,245	147,574	152,482
Depreciation	68,555	51,981	227,029	231,234
Total Expenses	112,594	96,226	374,603	383,716
Operating Income	14,379	19,820	128,945	176,456
Other Income – Interest	433	7,027	8,978	33,231
Miscellaneous Income	0	0	0	0
Gain on Sale of Real Estate	0	0	324,442	1,540,914
Net Income	14,812	26,847	462,365	1,750,601
Net Income Allocated to Limited Partners	14,368	26,042	454,983	1,676,139
Net Income Per LP Unit	1.13	2.05	35.85	128.73
Distributions Per LP Unit	8.35	10.44	34.90	41.75

The following table provides data on the financial condition of Fund XXII on a historical cost basis at March 31, 2021 and 2020, and December 31, 2020 and 2019:

	March 31		December 31
	2021	2020	2020	2019
Cash	$1,815,962	$3,679,023	$1,802,014	$3,725,349
Receivables	0	0	0	0
Investments in Real Estate, net	6,203,690	4,324,934	6,287,812	4,389,353
Total Assets	8,019,652	8,003,957	8,089,826	8,114,702
Payable to Affiliate	16,462	8,292	6,066	9,285
Distributions Payable	109,280	136,599	109,279	136,599
Unearned Rent	13,897	0	0	0
Total Liabilities	139,639	144,891	115,345	145,884
General Partners’ Capital	5,722	11,583	8,557	14,876
Limited Partners’ Capital	7,874,291	7,847,483	7,965,924	7,953,942

PROPOSAL #1 – LIQUIDATION

Reasons for the Liquidation Proposal

In June 2015, a majority vote of the Limited Partners for liquidation proposal was not received and the Managing General Partner is again providing the Limited Partners with the opportunity to vote to begin liquidation or to continue operations for five years, after which the Managing General Partner would again ask the Limited Partners to vote on a proposal to liquidate the Fund or continue its operations. Under Section 6.1 of the Limited Partnership agreement, we are required to obtain the consent of holders of a majority of the outstanding units to sell all or substantially all of the Fund’s assets.

Effects of the Liquidation Proposal

Operations. If Limited Partners holding a majority of the outstanding units vote in favor of the liquidation proposal, the Managing General Partner will take action to commence the sale of Fund XXII’s properties and the liquidation of the Fund. The Managing General Partner will, from time to time, distribute the proceeds from the sale of properties to the extent it believes, in its sole discretion, that such proceeds are not required for operations during liquidation, not required to pay Fund obligations, or required to deal with contingent obligations. Once all of the Fund’s properties are sold, the Managing General Partner would wind up the affairs of the Fund and distribute any net sales proceeds and remaining reserves to the Limited Partners and the General Partners. The Fund would then be dissolved and cease operations. Under Section 12.1 of the Limited Partnership agreement, this dissolution does not require, and the Fund will not ask you for, any additional vote.

Distributions. As set forth under the caption “Background of the Fund – Properties”, the Managing General Partner estimates the current value of Fund XXII’s properties at approximately $8,871,000, not including cash from recent property sales of approximately $1,701,000. Neither the Managing General Partner nor Fund XXII has obtained any independent appraisal or opinion regarding the value of the Fund’s properties. This valuation is based upon the rental rates generated by each property and the capitalization rates that the Managing General Partner believes are applicable in the markets in which the properties are located.

It is not possible for the Managing General Partner to predict the timing of the sale of the Fund’s properties. Assuming that (a) the sale of properties can be completed over the next 24 to 36 months, (b) there are no adverse events, such as tenant defaults or bankruptcies, that adversely affect the Fund’s ability to sell its properties or the market value that can be obtained in such sales, (c) there are no increases or decreases in the market value of the properties and they can be sold at the amounts estimated by the Managing General Partner, and (d) there are no other extraordinary partnership expenses, the Managing General Partner estimates that approximately $10,572,000 of proceeds will be available for distribution from sale of properties and cash reserves. Of that amount, approximately $10,466,000 or $825 per unit would be available for distribution to Limited Partners. Because some of these assumptions will inevitably be inaccurate, and the Managing General Partner’s estimates of value cannot be precise, the actual amounts available for distribution to partners will vary from these estimates and the variation may be material.

Assuming the Fund was liquidated as of December 31, 2020 and that the estimated liquidation proceeds from the sale of properties were realized, and factoring in prior cash distributions received, an original investment in the Fund of $1,000, on May 1, 1997, would have received $2,157 in total distributions over the life of the investment.

Material Federal Income Tax Considerations of Liquidation

The federal income tax discussion set forth below addresses the material federal income tax consequences of the liquidation of a partnership. It does not purport to deal with all aspects of federal income taxation that may be relevant to a particular Limited Partner with respect to such Limited Partner’s personal circumstances. The discussion is directed solely to Limited Partners who hold the units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and have acquired the units for investment and not as a dealer or for resale. This discussion may not be applicable to certain classes of taxpayers, including insurance companies, securities dealers, non-resident alien individuals, foreign entities, foreign trusts and estates and beneficiaries, financial institutions, real estate investment trusts, regulated investment companies, tax exempt organizations, trusts or persons who acquired Partnership interests as compensation. This discussion is based upon the Code, Department of Treasury regulations, court decisions, published rulings of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis). Limited Partners are urged to consult their own tax advisors as to the specific tax consequences to them of the liquidation of Fund XXII, including the applicability and effect of federal, state, local and other tax laws.

General. Fund XXII, as a partnership for federal income tax purposes, is not subject to federal income tax; instead, each partner is required to take into account such partner’s distributive share of the Fund’s income, gains, losses, deductions, credits and tax preference items in computing the partner’s federal income tax liability for any taxable year, without regard to whether the partner has received any distribution from the Fund.

For federal income tax purposes, the liquidation process consists of two separate components: (1) the sale by Fund XXII of its properties; and (2) the distribution of cash to each Limited Partner in liquidation (a "liquidating distribution") of the partner's interest in Fund XXII. Each of these is separately discussed below

Sale of Fund XXII's properties. For federal income tax purposes, each Limited Partner will be required to include in its income such partner’s allocable share of the gain or loss realized by Fund XXII upon the sale of the Fund’s properties. Gain will result primarily from the sale of a property, including both the real property and any improvements. Gain that falls within the definition of "depreciation recapture" will be treated as ordinary income for tax purposes. Other gain, as well as other items of partnership gain or loss, will be capital or ordinary gain or loss, depending upon the nature of the asset sold.

Distribution to the Limited Partners. A Limited Partner will recognize capital gain to the extent the amount of the liquidating distribution received by the Limited Partner exceeds the Limited Partner's tax basis for the Limited Partner’s units, as such basis is adjusted to reflect any gain or loss realized by Fund XXII on the sale of its assets. A Limited Partner will recognize a capital loss to the extent that the amount of the liquidating distribution received by the Limited Partner is less than the Limited Partner's tax basis for its units, as adjusted.

Passive Activity Rules. Limited Partners that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules of Section 469 of the Code. A Limited Partner's allocable share of partnership income, gain or loss from the sale of Fund XXII's properties is generally treated as derived from a passive activity. Limited Partners may generally deduct losses from passive activities only to the extent of their income from passive activities. Passive activity losses that are not allowed in any taxable year are suspended and may be carried forward indefinitely and allowed in subsequent years as an offset against passive activity income.

However, upon final liquidation of the Fund, any suspended passive activity losses of a Limited Partner with respect to its investment in Fund XXII may be used to reduce other income of the Limited Partner.

Risks of the Liquidation Proposal

The Managing General Partner may not be able to dispose of properties at the estimated market values.

The Managing General Partner has estimated the market value of the properties based upon rental rates and market capitalization rates. The rate at which such rents are capitalized is dependent upon prevailing interest rates in the markets where the properties are located. To the extent prevailing interest rates increase, the value of the properties calculated using these methods would decline. Further, the market value of properties is dependent upon the financial strength of the tenants occupying the properties owned by Fund XXII. A general economic downturn may affect the financial strength of the tenants. If tenants occupying the Fund’s properties are adversely affected, the Fund may experience an increased level of default in rental payments, or a general decrease in the willingness of purchasers to acquire its properties because of the increased risk involved.

Rapid disposition of properties may cause Fund XXII to fail to realize the full value of its properties.

If the proposal to liquidate Fund XXII is approved, the Managing General Partner will attempt to dispose of Fund XXII’s properties during the next 24 to 36 months. The disposition of properties could generate less value to Fund XXII and its Limited Partners than estimated, particularly if sales must be completed rapidly.

If tenants default on their lease obligations, or file for protection under bankruptcy laws, the value of properties may be depressed, and the final disposition of those properties may be delayed.

If a tenant defaults on its lease obligations, or abandons a property, prior to its sale by Fund XXII, the value of the property would likely be adversely affected, the Fund might have difficulty selling the property, and the sale might be delayed until an alternative tenant can be located. If a tenant filed for protection under applicable bankruptcy laws, the tenant (if a debtor in possession) or the bankruptcy trustee would have a period of time to assume or reject the lease and the Fund may be delayed in its disposition of the property and final liquidation of the Fund.

Limited Partners will be required to pay tax on any capital gain that Fund XXII realizes on the sale of its properties and a portion of the gain may be taxed at higher tax rates.

Sales of properties will generate an income and gain recognition event for federal income tax purposes with respect to the value of the properties and proceeds received, while continued operation of properties would generate income for tax purposes primarily related to rental income received. For properties that Fund XXII has held and depreciated for tax purposes for a significant period of time, a significant portion of the sales price could represent depreciation recapture taxable to Limited Partners at higher tax rates.

PROPOSAL #2 – CONTINUE OPERATIONS FOR 60 MONTHS

Reasons for the Proposal to Continue Operations

The proposal to continue operations is being presented because the Managing General Partner believes:

  Fund XXII continues to be an attractive business as a going concern and is currently generating cash distributions from its properties that may be higher than distributions investors could realize from other income-generating investments with similar risk profiles.
  Continuation of Fund XXII’s operations may allow Fund properties to appreciate and produce capital gains from the sale of properties prior to the final liquidation of the Fund.
  Continuation of Fund XXII’s operations will allow Limited Partners to maintain their investment in income-producing, net leased, commercial properties without incurring the costs that they could expect to incur if Fund XXII were to liquidate and they reinvested their proceeds in other similar investments.

We cannot assure you that Fund XXII will achieve these objectives if you vote for the proposal to continue operations.

Effects of the Proposal to Continue Operations

The proposal to continue operations for an additional 60 months from July 2021 will allow Fund XXII to continue to operate in the same manner in which it has operated historically. The Fund’s operations will continue to be reported to you in a manner consistent with historical financial results. Subject to the normal risks of operating as summarized below, we anticipate that the Fund will continue to make quarterly distributions of cash flow from rental income. The continuation of operations will move into the future the date that Limited Partners could receive proceeds from the final sale of properties and liquidation of Fund XXII. After 60 months, Fund XXII will again solicit a vote of the Limited Partners to continue in operation or liquidate.

As of December 31, 2020, Fund XXII held cash totaling approximately $1,701,000 from recent property sales. If the proposal to continue operations is approved, we expect to invest this cash in additional net leased properties, less a reserve to pay for any anticipated unit repurchase requests that may be received in 2020 and 2021.

If the proposal to continue operations is not approved, and the liquidation proposal is approved, Fund XXII will commence the process of disposing of its properties. If neither Proposal #1 nor Proposal #2 is approved, the Fund will continue to operate in the ordinary course of business.

Amendment to the Limited Partnership Agreement

The proposal to continue the operations of Fund XXII will be implemented, if approved by Limited Partners, through the amendment to Section 12.3 of the Limited Partnership agreement that is set forth in Exhibit A to this Consent Statement. This amendment will require the Managing General Partner to prepare a new consent statement on or about July 31, 2026 to solicit another vote of Limited Partners to either liquidate Fund XXII or extend its operation for an additional period of five years.

There is no contractual requirement in the Limited Partnership agreement of Fund XXII to terminate its existence, or sell its properties and liquidate, prior to 2046.

Conflicts of Interest with the Proposal to Continue Operations

The Managing General Partner and its affiliates are reimbursed for their expenses, including the salaries and compensation expense of employees, based upon the time those employees spend on the affairs of the investment funds they manage. To the extent the Managing General Partner and their affiliates have more investment funds under management, the aggregate amount of such reimbursements is larger and the salaries that are justifiable for their management may be higher. Accordingly, the Managing General Partner has an incentive to maintain funds and properties under management. On the other hand, reimbursements to the Managing General Partner and its affiliates for operations are at cost and do not represent a profit center for the Managing General Partner or its affiliates. Further, if the Fund does not liquidate, the General Partners will not receive cash distributions representing their share of liquidation proceeds.

Risks of the Proposal to Continue Operations

If the proposal to continue operations is approved, the business of Fund XXII will continue to be subject to the risks associated with the ownership of real property and the illiquidity of investment in a Limited Partnership, including the following:

Limited Partners will have no right to liquidation proceeds until Fund XXII is liquidated.

If the proposal to continue operations is approved, Limited Partners will likely not have a right to receive the proceeds from the final disposition of properties and liquidation of Fund XXII for at least an additional five years.

There will continue to be no public market for the units and substantial restrictions on sale or disposition of the units.

To avoid being classified as a publicly traded Limited Partnership for tax purposes, the Limited Partnership agreement of Fund XXII continues to place substantial restrictions on sale or transfer of units. There is no trading market for the units and the restrictions in the Limited Partnership agreement are designed to ensure that no public trading market develops. Accordingly, it may be difficult to dispose of units or to receive full value for units when they are sold if the proposal to liquidate is not approved.

The operations of Fund XXII will continue to be subject to the risks of real estate investment.

If the proposal to continue operations is approved, the properties of Fund XXII will continue to be held for investment and the proceeds from any sale of Fund properties may not be distributed to partners during the following five years, except to the extent necessary to pay income taxes resulting from any taxable gain on sale that is allocated to Limited Partners. The value of real estate is subject to several factors beyond the control of the Fund, including national economic conditions, changes in interest rates, governmental rules and regulations and competition from other forms of financing. In addition, the value of the properties is affected by the financial condition of the tenants. To the extent there is a general economic downturn, the industries in which the Fund’s tenants operate may be adversely affected, causing defaults or renegotiation of lease terms. To the extent the Fund’s lease rates decline in the future, or if there are tenant defaults, the value of real estate held by the Fund may decline.

Limited Partners will continue to be dependent upon the Managing General Partner for all decisions relating to the operation of Fund XXII.

If Fund XXII continues to operate, Limited Partners will continue to rely almost exclusively on the Managing General Partner of the Fund for its operations. The Managing General Partner has complete authority to make decisions regarding the Fund’s day-to-day operations and the acquisition or disposition of properties. There are no limitations that Limited Partners may enforce regarding the types of net leased, commercial properties that may be acquired. The Managing General Partner may take actions with which Limited Partners disagree. Limited Partners do not have any right to object to most management decisions unless the General Partners breach their duties. Limited Partners are able to remove the General Partners only by a majority vote of Limited Partners or in other limited circumstances.

The General Partners may benefit from continuing operations in ways that create conflicts of interest.

The interests of the General Partners in continuing operations may be different from those of the Limited Partners’ interests because the Managing General Partner and its affiliates will continue to receive reimbursements from Fund XXII. The Managing General Partner and its affiliates are reimbursed at cost, which includes a portion of salaries of personnel and other overhead, for services they provide to the Fund and the proposal to continue operations, if adopted, will allow those reimbursements to continue.

Limited Partners will not have appraisal rights in connection with continuing operations.

You will not have appraisal or dissenters’ rights as a result of continuing operations. Accordingly, if you disagree with the proposal to continue operations you will not have the right to require Fund XXII to pay out the value of your units. If you disagree, and wish to sell your units, you will be required to find a different method of doing so, such as utilizing the Fund’s unit repurchase plan, selling the units privately, or holding your units until the Fund is liquidated.

PROPOSAL #3 –AMEND THE FUND’S UNIT REPURCHASE PLAN

Reasons for the Proposed Amendment to the Unit Repurchase Plan

We are proposing an amendment to the unit repurchase provisions of the Limited Partnership agreement contained in Section 7.7 so that Limited Partners may present their units to the Fund for repurchase at a price that more closely approximates what we believe is the fair market value of the units.

Effects of the Proposed Amendment to the Unit Repurchase Plan

If this proposal is approved, Limited Partners will be able to present their units to Fund XXII for repurchase at a price equal to 95% of the estimated net asset value per unit, instead of 90% of the estimated net asset value per unit. Limited Partner

Fund XXII will repurchase units with cash that might otherwise be available for distribution to Limited Partners. Because of this, increasing the price for repurchases may increase the number of repurchases and correspondingly decrease the amount of cash available for distribution. Repurchase of units will, however, result in the remaining Limited Partners owning a proportionately larger interest in the Fund, which should, under normal conditions, produce larger distributions per unit in the future.

The Fund cannot assure Limited Partners that revenues or cash reserves will be available for repurchases and that it will be able to repurchase any or all the units tendered. Repurchase of units may result in certain adverse tax consequences to the tendering Limited Partner. Repurchase of units will likely result in smaller distributions to remaining Limited Partners in the year of repurchase yet will not result in a reduction of taxable income allocated to such Limited Partners.

Amendment to Limited Partnership Agreement

The proposal to increase the purchase price under Fund XXII’s unit repurchase plan will be implemented, if approved by Limited Partners, through the amendment to Section 7.7 of the Limited Partnership agreement that is set forth in Exhibit B to this Consent Statement. The amendment will provide that the repurchase price for units purchased under the unit repurchase plan will be increased to 95% of the estimated net asset value per unit.

Conflicts of Interest with the Proposed Amendment to the Unit Repurchase Plan

The Managing and Individual General Partners believe that their interests in amending the unit repurchase plan are aligned with those Limited Partners who wish to continue to participate in Fund XXII.

Risks of the Proposed Amendment to the Unit Repurchase Plan

If the proposal to amend the unit repurchase plan is approved, the ability to repurchase units, and the consequences of repurchase, will present additional risks, including the following:

Repurchases may reduce the amount of cash then available for distributions.

Unit repurchases are funded with cash otherwise available for distribution to Limited Partners and, to the extent units are repurchased, cash available for distribution to remaining partners will be reduced. Although remaining Limited Partners will have a proportionately larger interest in Fund XXII after such repurchases, if the Managing General Partner overestimates the net asset value per unit for purposes of repurchases, or properties decline in value after repurchases, remaining Limited Partners may not obtain the benefit of such larger ownership interest.

Regardless of the amendment, because of limitations under the unit repurchase plan, Limited Partners may find it difficult to have their units repurchased.

The amount of units Fund XXII will repurchase in any year will be limited even if the amendment to the unit repurchase plan is approved. Among other things:

  During any year, Fund XXII will not repurchase more than 5% of the units that were outstanding at the end of the previous year;
  Fund XXII will not repurchase units to the extent it does not have cash available for such repurchases; and
  Fund XXII will not repurchase units if the Managing General Partner believes repurchases would negatively impact the Fund’s operations or cash flow.

Accordingly, there may be periods during which Fund XXII does not repurchase all units, or any units, that are tendered for repurchase. If more units are tendered than can be repurchased, repurchases will be considered in the order tendered by postmark.

PROPOSAL #4 – SALE OF JOINT VENTURE INTERESTS TO OTHER AEI AFFILIATED FUNDS

Reasons for Proposal #4

Fund XXII owns joint venture interests in four of the five remaining properties that were purchased consistent with authority in the Limited Partnership agreement to purchase joint venture interests with AEI Affiliated Funds. In particular, Fund XXII owns a 65% interest in a Advance Auto store in Indianapolis, Indiana, a 30% interest in a Best Buy store in Lake Geneva, Wisconsin, a 28% interest in a Staples store located in Clermont, Florida, and a 50% interest in a Talecris Plasma Clinic located in Dallas, Texas.  Because most investors in net leased real estate require ownership of an entire property, we believe that it would be difficult for Fund XXII to sell these interests in the open real estate market.

The operations of Fund XXII are governed by its Limited Partnership agreement. Section 6.6 of the Limited Partnership agreement permits joint ventures with other AEI Affiliated Funds, subject to certain conditions, including that each Fund has a right of first refusal to purchase the other party’s interest in the event of an attempted sale of an interest in a property. This right of first refusal was included in the agreements under which Fund XXII acquired its joint venture interests in the two properties. The Managing General Partner of Fund XXII believes that this implicitly allows, or requires, sale of an interest to an affiliate. Nevertheless, Section 6.6(vii) of the Limited Partnership agreement prohibits a sale of a “property” by Fund XXII to an affiliate. Although the Managing General Partner believes this was intended to prohibit only sale of a whole property rather than a joint-venture interest such as the interests held by Fund XXII in the two properties, the Managing General Partner believes it is unwise to proceed with a sale of joint venture interests to an affiliate absent a confirming vote of Limited Partners.

In addition, although the Managing General Partner believes the same provisions of the Limited Partnership agreement that authorized the purchase of joint venture interests with other AEI Affiliated Funds also provides a basis to sell such interests to AEI Affiliated Funds, the provisions are ambiguous. As a result, we are asking you to vote on a proposal to make clear that Fund XXII may sell its joint venture interests in these properties to other AEI Affiliated Funds. The sales price for properties sold in this manner will be based upon an independent, third-party, commercial property appraisal.

The Managing General Partner believes that sale of a joint venture interest in the open market is difficult, takes considerable time, likely would result in higher sales costs such as commissions, and could generate a lower price to Fund XXII. Unless otherwise provided by contract, minority interests in properties do not allow the holder to control management of the properties or the timing of the disposition of properties, and the partnership/operating agreements of AEI Funds effectively require that AEI Funds have such control. Because a buyer would likely negatively view this lack of liquidity, lack of management control and control over disposition, the Managing General Partner believes these interests are more difficult to sell than the entire fee simple interest in a property and take considerable time to sell in the open market. Further, to complete such a sale, Fund XXII would likely need to retain a real estate broker and pay brokerage commissions of 3% to 6% on any such sale. For all of these reasons, the Managing General Partner believes it is in the best interests of the Fund and its Limited Partners to allow Fund XXII to complete the sale of these properties to other AEI Affiliated Funds.

Effects of Proposal #4

If Limited Partners holding a majority of the outstanding units vote in favor of the proposal, Fund XXII will be allowed to sell its joint venture interest in a property to an AEI Affiliated Fund. At the time Fund XXII is ready to sell a joint venture interest in a property, the Fund will determine if the Affiliated Fund(s) that owns the remaining interest(s) in the property is ready to sell also. If an Affiliated

Fund is not ready to sell its interest in the property, Fund XXII will take action to sell its interest to that or another AEI Affiliated Fund. To determine the price of each property interest, the Fund will obtain an appraisal from an independent, third-party, commercial property appraiser. Fund XXII will pay the cost of the appraisals and the customary closing costs that a seller incurs in the state where the property is located. However, the Fund will not pay a brokerage commission, which typically ranges from 3% to 6% of the property’s gross sale price. The sales will be made on an “as is, where is” basis.

If the AEI Affiliated Fund(s) that owns the remaining interest(s) in a property is ready to sell, then Fund XXII and the Affiliated Fund(s) will jointly take action to sell 100% of the property on the open real estate market. The sales proceeds and expenses of the sale would be allocated pro rata based on the ownership percentage of the property.

Amendment to the Limited Partnership Agreement

The proposal to allow Fund XXII to sell joint venture interests in four of its remaining properties to other AEI Affiliated Funds will be implemented, if approved by Limited Partners, through the amendment to Section 6.6 of the Limited Partnership agreement that is set forth in Exhibit C to this Consent Statement.

Risks of Proposal #4

The appraised value of a property interest may be less than the value that could be obtained by offering the property interest in the open real estate market.

If the proposal is approved, each property interest that is sold to an AEI Affiliated Fund will be sold at a price as determined by an independent, third-party, commercial property appraiser. The appraiser will research each property by reviewing market data and other information to form an opinion as to the value of the property. It is possible that a higher price could be realized if the property was listed in the open real estate market where the interaction of many buyers and sellers may determine the value of the property. However, listing the property in the real estate market could also result in a lower price.

If the proposal is not approved, sale of the joint venture interests will be delayed, and this may delay final liquidation of Fund XXII and distribution of proceeds to you.

Because of the ambiguity of the language in the Limited Partnership agreement of Fund XXII, the Managing General Partner does not intend to proceed with sale of joint venture interests to AEI Affiliated Funds unless they receive the affirmative vote of holders of a majority of the outstanding units of Fund XXII on the proposal. The Managing General Partner believes it is very difficult to sell joint venture interests in the open market and expects that a failure to approve the proposal will result in considerable delay in the sale of these interests, the final liquidation of Fund XXII, and the distribution of liquidation proceeds. Such a delay can also be expected to increase ongoing administrative costs and reduce the amount of proceeds eventually distributed.

UNIT OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth information about the number of Limited Partnership units owned by each person known to us to beneficially own 5% or more of the units, by AEI Fund Management XXI, Inc. (the Fund’s Managing General Partner), by Robert P. Johnson (the Fund’s Individual General Partner) and by each officer or director of the Managing General Partner as of March 31, 2021:

Name and Address of Beneficial Owner	Number of Units Held	Percent of Class

AEI Fund Management XXI, Inc.	22	0.17%
Robert P. Johnson	0	0.00%
Marni J. Nygard	0	0.00%
Keith E. Petersen	0	0.00%

Address for all listed above:
1300 Wells Fargo Place 30 East 7th Street, St. Paul, Minnesota 55101
Andrea B. Currier	824.74227	6.50%
P.O. Box E The Plains, Virginia 20198

CONSENT PROCEDURES

Your vote is important. Each Limited Partner is urged to initial, date and sign the enclosed Consent Form and return it in the enclosed postage prepaid envelope. If you require assistance completing the Consent Form, please call AEI Investor Services, toll free at 800-328-3519.

Timing of the Consent Solicitation

We have fixed the close of business on June 1, 2021 as the record date for the determination of the Limited Partners entitled to vote on the proposals; the close of business on July 30, 2021 as the date by which Consent Forms must be received by us in order to be counted; and August 6, 2021 as the date by which the consents will be counted. You may revoke your consent at any time prior to July 30, 2021, provided we receive written revocation prior to that date.

To vote for one of these proposals, you must return a properly signed Consent Form that is received by AEI Fund Management, Inc. at 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101. You may also submit your Consent Form via email to investorservices@aeifunds.com or via “Fax” to 1-651-227-7705.

Record Date and Votes Required for Approval

Only holders of record of units of Limited Partnership interest as of June 1, 2021, the record date, will be entitled to vote on the proposals. Voting by the Limited Partners is based upon the number of units held. As of June 1, 2021, there were 12,691.78 units outstanding. Each unit is entitled to one vote. Fractions of units will be included in the total.

Pursuant to the Limited Partnership agreement of Fund XXII, in order for any of the four proposals to be approved, a majority of the outstanding units (excluding any units held by the General Partners) must be voted in favor of the proposal. Accordingly, 6,345.90 units must be voted “FOR” the liquidation proposal, or “FOR” the proposal to continue operations, “FOR” the proposal to amend the unit repurchase plan, and “FOR” the proposal to sell joint venture interests in properties to AEI Affiliated Funds, in order for the respective proposal to be approved. Because an abstention would not be counted as a vote for a proposal, it would have the effect of a vote against a proposal.

Procedures for Voting

Accompanying this Consent Statement is a Consent Form for each Limited Partner. By initialing the appropriate line on the Consent Form, you can indicate whether you vote “FOR” or “AGAINST” or “ABSTAIN” as to the proposals. Please do not vote “FOR” both Proposal #1 and Proposal #2: they are mutually exclusive and cannot be implemented simultaneously. If you return your Consent Form signed without marking any line, you will be deemed to have voted “AGAINST” Proposal #1 – to commence liquidation, “FOR” Proposal #2 – to continue operations, “FOR” Proposal #3 – to amend the unit repurchase plan, and “FOR” Proposal #4 – to allow the sale of joint venture interests to other AEI Affiliated Funds.

Limited Partners who vote “FOR” Proposal #1 – to commence liquidation, do not have appraisal or similar rights under Minnesota law.

Costs of Solicitation

The cost of solicitation of consents of the Limited Partners will be borne by Fund XXII. The solicitations will be made by mail. Our investor services staff will be available by telephone at 800-328-3519 to answer any questions concerning this Consent.

Mailing

This Consent Statement was first mailed to Limited Partners on or about June 8, 2021.

AEI Fund Management XXI, Inc.
General Partner

Marni J. Nygard, President

EXHIBIT A

AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
(PROPOSAL #2)

We are proposing to amend and restate Section 12.3 of the Limited Partnership Agreement of AEI Income & Growth Fund XXII Limited Partnership to read in its entirety as follows:

12.3
Liquidation and Winding Up.

(a) The Managing General Partner shall, on or before July 31, 2026, prepare a proxy or consent statement pursuant to which it shall solicit the consent of Limited Partners to vote with respect to a proposal to commence the sale of all of the Properties and the dissolution and liquidation of the Partnership in accordance with Article XII. Dissolution and Liquidation. The Managing General Partner shall distribute and commence the solicitation of such consents or proxies promptly after the same may be conducted in accordance with applicable laws.

(b) Notwithstanding Section 12.3(a), the Managing General Partner shall not be required to recommend such sale, dissolution and liquidation, and may present in addition to such proposal and as an alternative to the same, a proposal to extend the time period during which the Partnership shall continue to operate, provided that the Managing General Partner commits to again submit a proposal consistent with Section 12.3(a) by approximately the end of the calendar year in which the fifth anniversary of the date upon which the vote upon such proposal occurs.

EXHIBIT B

AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
(PROPOSAL #3)

We are proposing to amend and restate Section 7.7 of the Limited Partnership Agreement of AEI Income & Growth Fund XXII Limited Partnership to read in its entirety as follows:

7.7
Right to Present Units for Repurchase.

(a) Each Limited Partner shall have the right, subject to the provisions of this Section 7.7, to present his or her Units to the Partnership for repurchase by submitting a proper written request to the Managing General Partner specifying the number of Units he or she wishes repurchased. Such notice must be postmarked in January or July of each year (a “Presentment Period”). On March 31st and September 30th of each year (a “Repurchase Date”), and subject to the limitations set forth in Section 7.7(c), the Managing General Partner shall cause the Partnership to repurchase the Units of Limited Partners who have properly tendered their Units to the Partnership. The repurchase price per Unit shall be equal to ninety-five percent (95%) of the Net Asset Value Per Unit as of the preceding December 31st (in the case of repurchases as of March 31st) or June 30th (in the case of repurchases as of September 30th) (such dates being hereafter referred to as a “Determination Date”). The Managing General Partner shall calculate the repurchase price offered for Units based on its determination of the Net Asset Value Per Unit as soon as possible after each Determination Date.

(b) Net Asset Value Per Unit shall mean the aggregate value of the Partnership’s assets less the Partnership’s liabilities, and less the interest of the General Partners, divided by the number of Units outstanding. Such aggregate value shall be determined by the Managing General Partner, after considering (i) the present value of future net cash flow from rental income on the Partnership’s Properties, (ii) the price at which Units of the Partnership have last been repurchased, and (ii) such other factors as the Managing General Partner deems relevant.

(c) The Partnership will not be obligated to repurchase in any year more than five percent (5%) of the total number of Units outstanding on January 1 of such year. In the event requests for repurchase of Units received in any given year exceed the five percent (5%) limitation, the Partnership shall accept the Units to be repurchased based upon the postmark date of the written notice of Limited Partners tendering such Units. Any Units tendered but not selected for repurchase in any given Presentment Period will be considered for repurchase in the next Presentment Period only if the Limited Partner re-tenders his or her Units. In no event shall the Partnership be obligated to repurchase Units if, in the sole discretion of the Managing General Partner, such repurchase would impair the capital or operation of the Partnership nor shall the Partnership repurchase any Units in violation of applicable legal requirements.

(d) For purposes of all calculations pursuant to Article V of this Agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Partners pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase.

EXHIBIT C

AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
(PROPOSAL #4)

We are proposing to amend and restate Section 6.6 of the Limited Partnership Agreement of AEI Income and Growth Fund XXII Limited Partnership to read in its entirety as follows:

6.6  Prohibited Transactions. Notwithstanding anything to the contrary contained herein, the General Partners and Affiliates of the General Partners (i) may not require a prepayment charge or penalty on any loan from the General Partners to the Partnership, (ii) may not provide financing to the Partnership that is payable over a period exceeding 48 months or for which more than fifty percent (50%) of the principal is due in more than 24 months, (iii) may not grant to themselves an exclusive listing for the sale of any Property, (iv) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision will not prohibit the normal placement commissions payable to a registered broker-dealer or other properly licensed person for placing the Units, (v) may not commingle Partnership funds with the funds of any other person, (vi) may not sell property to, purchase property from, or lease property to or from the Partnership, provided that the Partnership may purchase real property from the General Partners or Affiliates if the General Partners or Affiliates purchased the property in their own name and temporarily held title thereto for the purpose of facilitating the acquisition of the property, or any other purpose related to the business of the Partnership, and the property is purchased by the Partnership for a price no greater than the price paid by the General Partners or Affiliates plus Acquisition Expenses in accordance with the provisions of this agreement and there is no other benefit arising out of such transaction to the General Partners or Affiliates apart from compensation otherwise permitted by this agreement (vii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the resale, or exchange of the Properties (viii) may not cause the Partnership to invest in other limited partnerships, provided that joint venture arrangements set forth in Section 6.6 will not be prohibited, (ix) may not cause the Partnership to acquire property in exchange for Units, (x) may not cause the Partnership to pay extra compensation to the General Partners or Affiliates for insurance coverage or insurance brokerage services, (xi) may not cause the Partnership to make loans or investments in real property mortgages other than in connection with the purchase or sale of the Properties, (xii) may not cause the Partnership to operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (xiii) may not cause the Partnership to underwrite or invest in the securities of other issuers, except as specifically discussed in Section 6.7 and in the Memorandum, (xiv) may not cause the Partnership to incur the cost of that portion of liability insurance that insures the General Partners or Affiliates for any liability as to which such General Partners or Affiliates are prohibited from being indemnified under Section 6.5., (xv) may not receive an acquisition fee. Nothing herein shall, however, prevent or prohibit the General Partners from paying incentive or price-based compensation to employees of the General Partners or Affiliates where such employees are engaged in the sale of Properties as long as such compensation does not directly benefit the General Partners other than as a Limited Partner in the Partnership.

No loans or advances may be made by the Partnership to the General Partners or Affiliates other than of a current nature for current operating expenses.

For purposes of the limitation contained in Section 6.5(vi), a joint venture interest (including a fractional interest in real property) shall not be considered a “property”, but instead may be purchased from and sold to another program sponsored by the General Partner or its Affiliates consistent with Section 6.6(b).

EXHIBIT D

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	29 – 30

Balance Sheets as of December 31, 2020 and 2019	31

Statements for the Years Ended December 31, 2020 and 2019:

Income	32

Cash Flows	33

Changes in Partners’ Capital (Deficit)	34

Notes to Financial Statements	35 – 49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners:
AEI Income & Growth Fund XXII Limited Partnership
St. Paul, Minnesota

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AEI Income & Growth Fund XXII Limited Partnership (a Minnesota Limited Partnership) as of December 31, 2020 and 2019, and the related statements of income, changes in partners' capital, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Impairment of Real Estate Investments

Description of the Matter

As described in Note 2 to the financial statements, the Partnership tests investments in real estate for recoverability when events or changes in circumstances indicate that the carrying value may not be recoverable. Management determines whether impairment has occurred by comparing the property’s probability-weighted future undiscounted cash flows to its carrying value. The Partnership’s undiscounted future cash flows analysis requires management to make significant estimates and assumptions related to future rental rates, occupancy levels, costs to obtain a tenant, holding expenses while vacant, and estimated sale proceeds. If the expected future cash flows is less than the carrying value of the property, the Partnership recognizes an impairment loss by the amount by which the carrying amount of the property exceeds the fair value of the property. Fair value is determined based on independent appraisals, selling prices of comparable properties, sale agreements under negotiation, and/or final selling prices.

We identified the impairment of real estate investments as a critical audit matter because of the significant estimates and assumptions management makes to evaluate the recoverability of real estate investments. Given these factors, the related audit effort in evaluating management’s assumptions in determining the recoverability of real estate assets was extensive and required a high degree of auditor judgment.

How We Addressed the Matter in Our Audit

Our audit procedures related to real estate recoverability analysis included the following, among others:

  We obtained an understanding and evaluated the design of controls over management’s evaluation of recoverability of real estate property assets, including key inputs utilized in estimating the undiscounted future cash flows.

  We evaluated the undiscounted cash flow analysis, including estimates of timing of tenant move-ins, future rental income and estimated sale proceeds, for each real estate asset with possible impairment indicators by evaluating the source information and assumptions used by management and the testing of mathematical accuracy.

  We made inquiries of management regarding the current status of potential transactions and about management’s judgments to understand the probability of future events that could affect the cash flow assumptions for the properties.

Boulay PLLP
/s/ BOULAY PLLP
We have served as the Partnership’s auditor since 1996

Minneapolis, Minnesota
March 30, 2021

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2020	2019
Current Assets:
Cash	$1,802,014	$3,725,349

Real Estate Investments:
Land	1,867,879	1,622,456
Buildings	5,543,826	4,115,876
Acquired Intangible Lease Assets	1,181,359	932,882
Real Estate Held for Investment, at cost	8,593,064	6,671,214
Accumulated Depreciation and Amortization	(2,305,252)	(2,281,861)
Real Estate Held for Investment, Net	6,287,812	4,389,353
Total Assets	$8,089,826	$8,114,702

LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
Payable to AEI Fund Management, Inc.	$6,066	$9,285
Distributions Payable	109,279	136,599
Total Current Liabilities	115,345	145,884

Partners’ Capital:
General Partners	8,557	14,876
Limited Partners – 24,000 Units authorized; 12,692 Units issued and outstanding as of December 31, 2020 and 2019, respectively	7,965,924	7,953,942
Total Partners' Capital	7,974,481	7,968,818
Total Liabilities and Partners' Capital	$8,089,826	$8,114,702

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
STATEMENTS OF INCOME

	Years Ended December 31
	2020	2019

Rental Income	$503,548	$560,172

Expenses:
Partnership Administration – Affiliates	101,063	107,704
Partnership Administration and Property Management – Unrelated Parties	46,511	44,778
Depreciation and Amortization	227,029	231,234
Total Expenses	374,603	383,716

Operating Income	128,945	176,456

Other Income:
Gain on Sale of Real Estate	324,442	1,540,914
Interest Income	8,978	33,231
Total Other Income	333,420	1,574,145

Net Income	$462,365	$1,750,601

Net Income Allocated:
General Partners	$7,382	$74,462
Limited Partners	454,983	1,676,139
Total	$462,365	$1,750,601

Net Income per Limited Partnership Unit	$35.85	$128.73

Weighted Average Units Outstanding – Basic and Diluted	12,692	13,021

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2020	2019

Cash Flows from Operating Activities:
Net Income	$462,365	$1,750,601

Adjustments to Reconcile Net Income To Net Cash Provided by Operating Activities:
Depreciation and Amortization	280,609	280,986
Gain on Sale of Real Estate	(324,442)	(1,540,914)
Increase (Decrease) in Payable to AEI Fund Management, Inc.	(3,219)	(34,311)
Increase (Decrease) in Unearned Rent	0	(9,620)
Total Adjustments	(47,052)	(1,303,859)
Net Cash Provided By (Used For) Operating Activities	415,313	446,742

Cash Flows from Investing Activities:
Investments in Real Estate	(2,788,850)	(30,000)
Proceeds from Sale of Real Estate	934,224	3,602,430
Net Cash Provided By (Used For) Investing Activities	(1,854,626)	3,572,430

Cash Flows from Financing Activities:
Distributions Paid to Partners	(484,022)	(565,457)
Repurchase of Partnership Units	0	(578,885)
Net Cash Provided By (Used For) Financing Activities	(484,022)	(1,144,342)

Net Increase (Decrease) in Cash	(1,923,335)	2,874,830

Cash, beginning of year	3,725,349	850,519

Cash, end of year	$1,802,014	$3,725,349

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

	General Partners	Limited Partners	Total	Limited Partnership Units Outstanding

Balance, December 31, 2018	$(37,817)	$7,394,501	$7,356,684	13,462.92

Distributions Declared	(15,980)	(543,602)	(559,582)

Repurchase of Partnership Units	(5,789)	(573,096)	(578,885)	(771.14)

Net Income	74,462	1,676,139	1,750,601

Balance, December 31, 2019	14,876	7,953,942	7,968,818	12,691.78

Distributions Declared	(13,701)	(443,001)	(456,702)

Net Income	7,382	454,983	462,365

Balance, December 31, 2020	$8,557	$7,965,924	$7,974,481	12,691.78

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(1)  Organization –

AEI Income & Growth Fund XXII Limited Partnership (“Partnership”) was formed to acquire and lease commercial properties to operating tenants. The Partnership's operations are managed by AEI Fund Management XXI, Inc. (“AFM”), the Managing General Partner. Robert P. Johnson, the Chief Executive Officer and sole director of AFM, serves as the Individual General Partner. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson and his wife own a majority interest. AEI Fund Management, Inc. (“AEI”), an affiliate of AFM, performs the administrative and operating functions for the Partnership.

The terms of the Partnership offering called for a subscription price of $1,000 per Limited Partnership Unit, payable on acceptance of the offer. The Partnership commenced operations on May 1, 1997 when minimum subscriptions of 1,500 Limited Partnership Units ($1,500,000) were accepted. The offering terminated January 9, 1999 when the extended offering period ended. The Partnership received subscriptions for 16,917.222 Limited Partnership Units. Under the terms of the Limited Partnership Agreement, the Limited Partners and General Partners contributed funds of $16,917,222 and $1,000, respectively.

During operations, any Net Cash Flow, as defined, which the General Partners determine to distribute will be distributed 97% to the Limited Partners and 3% to the General Partners. Distributions to Limited Partners will be made pro rata by Units.

Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the General Partners determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 9% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Partners and 10% to the General Partners. Distributions to the Limited Partners will be made pro rata by Units.

For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated first in the same ratio in which, and to the extent, Net Cash Flow is distributed to the Partners for such year. Any additional profits will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed. Net losses from operations will be allocated 99% to the Limited Partners and 1% to the General Partners.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(1)  Organization – (Continued)

For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Partnership Agreement as follows: (i) first, to those partners with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Partners and 1% to the General Partners until the aggregate balance in the Limited Partners' capital accounts equals the sum of the Limited Partners' Adjusted Capital Contributions plus an amount equal to 9% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Partners and 10% to the General Partners. Losses will be allocated 98% to the Limited Partners and 2% to the General Partners.

The General Partners are not required to currently fund a deficit capital balance. Upon liquidation of the Partnership or withdrawal by a General Partner, the General Partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1% of total Limited Partners' and General Partners' capital contributions.

In May 2015, the Managing General Partner mailed a Consent Statement (Proxy) seeking the consent of the Limited Partners to continue the Partnership for an additional 60 months or to initiate the final disposition, liquidation and distribution of all of the Partnership’s properties and assets. Approval of either proposal required the affirmative vote of holders of a majority of the outstanding units. On June 17, 2015, the votes were counted and neither proposal received the required majority vote. As a result, the Partnership will not liquidate and will continue in operation until the Limited Partners vote to authorize the sale of all of the Partnership's properties or December 31, 2046, as stated in the Limited Partnership Agreement. However, in approximately five years, the Managing General Partner expects to again submit the question to liquidate to a vote by the Limited Partners.

(2)  Summary of Significant Accounting Policies –

Financial Statement Presentation

The accounts of the Partnership are maintained on the accrual basis of accounting for both federal income tax purposes and financial reporting purposes.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(2)  Summary of Significant Accounting Policies – (Continued)

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with United States Generally Accepted Accounting Principles (US GAAP). Those estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates, and the difference could be material. Significant items, subject to such estimates and assumptions, include the carrying value of real estate held for investment, real estate held for sale and related intangible assets.

The Partnership regularly assesses whether market events and conditions indicate that it is reasonably possible to recover the carrying amounts of its investments in real estate from future operations and sales. A change in those market events and conditions could have a material effect on the carrying amount of its real estate.

Cash Concentrations of Credit Risk

The Partnership's cash is deposited in one financial institution and at times during the year it may exceed FDIC insurance limits.

Rent Receivables

Credit terms are extended to tenants in the normal course of business. The Partnership performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral.

Rent receivables are recorded at their estimated net realizable value. The Partnership follows a policy of providing an allowance for doubtful accounts; however, based on historical experience, and its evaluation of the current status of receivables, the Partnership is of the belief that such accounts, if any, will be collectible in all material respects and thus an allowance is not necessary. Accounts are considered past due if payment is not made on a timely basis in accordance with the Partnership’s credit terms. Receivables considered uncollectible are written off.

Income Taxes

The income or loss of the Partnership for federal income tax reporting purposes is includable in the income tax returns of the partners. In general, no recognition has been given to income taxes in the accompanying financial statements.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(2)  Summary of Significant Accounting Policies – (Continued)

The tax return and the amount of distributable Partnership income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes to distributable Partnership income or loss, the taxable income of the partners would be adjusted accordingly. Primarily due to its tax status as a partnership, the Partnership has no significant tax uncertainties that require recognition or disclosure. The Partnership is no longer subject to U.S. federal income tax examinations for tax years before 2017, and with few exceptions, is no longer subject to state tax examinations for tax years before 2017.

Revenue Recognition

The Partnership's real estate is leased under net leases, classified as operating leases. The leases provide for base annual rental payments payable in monthly installments. The Partnership recognizes rental income according to the terms of the individual leases. For deferred rents due to COVID-19, the Partnership recognizes the deferred rent related to the month it applies and records a rental receivable. For leases that contain stated rental increases, the increases are recognized in the year in which they are effective. Contingent rental payments are recognized when the contingencies on which the payments are based are satisfied and the rental payments become due under the terms of the leases.

Real Estate Investments

Upon acquisition of real properties, the Partnership records them in the financial statements at cost. The purchase price is allocated to tangible assets, consisting of land and building, and to identified intangible assets and liabilities, which may include the value of above market and below market leases and the value of in-place leases. The allocation of the purchase price is based upon the relative fair value of each component of the property. Although independent appraisals may be used to assist in the determination of fair value, in many cases these values will be based upon management’s assessment of each property, the selling prices of comparable properties and the discounted value of cash flows from the asset.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(2)  Summary of Significant Accounting Policies – (Continued)

The fair values of above market and below market in-place leases will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases measured over a period equal to the non-cancelable term of the lease including any bargain renewal periods. The above market and below market lease values will be capitalized as intangible lease assets or liabilities. Above market lease values will be amortized as an adjustment of rental income over the remaining term of the respective leases. Below market lease values will be amortized as an adjustment of rental income over the remaining term of the respective leases, including any bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market and below market in-place lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include estimated direct costs associated with obtaining a new tenant, and opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new tenant may include commissions, tenant improvements, and other direct costs and are estimated, in part, by management’s consideration of current market costs to execute a similar lease. These direct costs will be included in intangible lease assets on the balance sheet and will be amortized to expense over the remaining term of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets on the balance sheet and will be amortized to expense over the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

The Partnership tests real estate for recoverability when events or changes in circumstances indicate that the carrying value may not be recoverable. For properties the Partnership will hold and operate, it compares the carrying amount of the property to the estimated probability-weighted future undiscounted cash flows expected to result from the property and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the property, the Partnership recognizes an impairment loss by the amount by which the carrying amount of the property exceeds the fair value of the property. For properties held for sale, the Partnership determines whether impairment has occurred by comparing the property’s estimated fair value less cost to sell to its current carrying value. If the carrying value is greater than the net realizable value, an impairment loss is recorded to reduce the carrying value of the property to its net realizable value.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(2)  Summary of Significant Accounting Policies – (Continued)

For financial reporting purposes, the buildings owned by the Partnership are depreciated using the straight-line method over an estimated useful life of 25 years. Intangible lease assets are amortized using the straight-line method for financial reporting purposes based on the remaining life of the lease.

The disposition of a property or classification of a property as Real Estate Held for Sale by the Partnership does not represent a strategic shift that will have a major effect on the Partnership’s operations and financial results. Therefore, the results from operating and selling the property are included in continuing operations.

The Partnership accounts for properties owned as tenants-in-common with affiliated entities and/or unrelated third parties using the proportionate consolidation method. Each tenant-in-common owns a separate, undivided interest in the properties. Any tenant-in-common that holds more than a 50% interest does not control decisions over the other tenant-in-common interests. The financial statements reflect only this Partnership's percentage share of the properties' land, building, liabilities, revenues and expenses.

The Partnership's properties are subject to environmental laws and regulations adopted by various governmental entities in the jurisdiction in which the properties are located. These laws could require the Partnership to investigate and remediate the effects of the release or disposal of hazardous materials at these locations if found. For each property, an environmental assessment is completed prior to acquisition. In addition, the lease agreements typically strictly prohibit the production, handling, or storage of hazardous materials (except where incidental to the tenant’s business such as use of cleaning supplies) in violation of applicable law to restrict environmental and other damage. Environmental liabilities are recorded when it is determined the liability is probable and the costs can reasonably be estimated. There were no environmental issues noted or liabilities recorded at December 31, 2020 and 2019.

Fair Value Measurements

As of December 31, 2020 and 2019, the Partnership had no assets or liabilities measured at fair value on a recurring basis or nonrecurring basis.

Income Per Unit

Income per Limited Partnership Unit is calculated based on the weighted average number of Limited Partnership Units outstanding during each period presented. Diluted income per Limited Partnership Unit considers the effect of any potentially dilutive Unit equivalents, of which the Partnership had none for each of the years ended December 31, 2020 and 2019.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(2)  Summary of Significant Accounting Policies – (Continued)

Reportable Segments

The Partnership invests in single tenant commercial properties throughout the United States that are net leased to tenants in various industries. Because these net leased properties have similar economic characteristics, the Partnership evaluates operating performance on an overall portfolio basis. Therefore, the Partnership’s properties are classified as one reportable segment.

Recently Adopted Accounting Pronouncements

In April 2020, the Financial Accounting Standards Board (FASB) issued a question-and-answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of COVID-19. Under existing lease guidance, the Partnership would have to determine, on a lease by lease basis, if a lease concession was the result of a new arrangement reached with the tenant or if a lease concession was under the enforceable rights and obligations within the existing lease agreement. The Lease Modification Q&A clarifies that entities may elect to not evaluate whether lease-related relief that lessors provide to mitigate the economic effects of COVID-19 on lessees is a lease modification under current lease guidance. Instead, an entity that elects not to evaluate whether a concession directly related to COVID-19 is a modification can then elect whether to apply the modification guidance.

During the year ended December 31, 2020, the Partnership did not provide lease concessions to tenants in response to the impact of COVID-19, in the form of rent deferrals. The Partnership has made an election to account for such potential lease concessions consistent with how those concessions would be accounted for under lease guidance if enforceable rights and obligations for those concessions had already existed in the leases. This election is available for concessions related to the effects of the COVID-19 pandemic that do not result in a substantial increase in the rights as lessor, including concessions that result in the total payments required by the modified lease being substantially the same as or less than total payments required by the original lease.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(3)  Related Party Transactions –

The Partnership owns the percentage interest shown below in the following properties as tenants-in-common with the affiliated entities listed:  Advance Auto Parts store (65% – AEI Income & Growth Fund 25 LLC); Best Buy store (33% – AEI Income & Growth Fund 24 LLC and AEI Income & Growth Fund 27 LLC); Staples store (28% – AEI Income & Growth Fund 25 LLC); and Talecris Plasma Facility (50% – AEI Income & Growth Fund 25 LLC).

The Partnership owned a 60% interest in an Applebee’s restaurant. AEI Income & Growth Fund 26 LLC, an affiliate of the Partnership, owned a 40% interest in this property until the property was sold to an unrelated third party in 2019. The Partnership owned a 50% interest in a Tractor Supply Company store. AEI Income & Growth Fund 24 LLC, an affiliate of the Partnership, owned a 50% interest in this property until the property was sold to an unrelated third party in 2019. The Partnership owned a 34% interest in a PetSmart store. AEI Accredited Investor Fund V LP, an affiliate of the Partnership, owned a 66% interest in this property until the property was sold to an unrelated third party in 2020.

AEI received the following reimbursements for costs and expenses from the Partnership for the years ended December 31:
		2020	2019

a.	AEI is reimbursed for costs incurred in providing services related to managing the Partnership's operations and properties, maintaining the Partnership's books, and communicating with the Limited Partners.	$101,063	$107,704

b.	AEI is reimbursed for all direct expenses it paid on the Partnership's behalf to third parties related to Partnership administration and property management. These expenses included printing costs, legal and filing fees, direct administrative costs, outside audit costs, taxes, insurance and other property costs.	$46,511	$44,778

c.	AEI is reimbursed for costs incurred in providing services and direct expenses related to the acquisition of property on behalf of the Partnership.	$48,900	$0

d.	AEI is reimbursed for costs incurred in providing services related to the sale of property on behalf of the Partnership.	$4,950	$20,122

The payable to AEI Fund Management, Inc. represents the balance due for the services described in 3a, b, c and d. This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(4)  Real Estate Investments –

The Partnership leases its properties to tenants under net leases, classified as operating leases. Under a net lease, the tenant is responsible for real estate taxes, insurance, maintenance, repairs and operating expenses for the property. For some leases, the Partnership is responsible for repairs to the structural components of the building, the roof, and the parking lot. At the time the properties were acquired, the remaining primary lease terms varied from 8 to 20 years. The leases provide the tenants with two to five five-year renewal options subject to the same terms and conditions as the primary term, except for the Staples store, which has one ten-year renewal option. The leases for the Best Buy store and the Advance Auto Parts store were extended to end on March 31, 2024 and April 30, 2025, respectively.

The Partnership's properties are commercial, single-tenant buildings. The Advance Auto Parts store was constructed in 2005 and acquired in 2006. The Best Buy store was constructed and acquired in 2008. The Staples store was constructed in 2010 and acquired in 2011. The St. Vincent Medical Clinic was constructed in 2010 and acquired in 2013. The Talecris plasma facility was constructed in 2008 and acquired in 2020. There have been no costs capitalized as improvements subsequent to the acquisitions, except for $3,007 of tenant improvements related to the Staples store.

The cost of the properties not held for sale and related accumulated depreciation at December 31, 2020 are as follows:

Property	Land	Buildings	Total	Accumulated Depreciation

Advance Auto Parts, Indianapolis, IN	$537,914	$706,259	$1,244,173	$396,686
Best Buy, Lake Geneva, WI	335,142	1,687,104	2,022,246	823,867
Staples, Clermont, FL	239,400	543,942	783,342	199,716
St. Vincent Medical Clinic, Lonoke, AR	170,000	898,523	1,068,523	271,050
Talecris Plasma Facility, Dallas, TX	585,423	1,707,998	2,293,421	28,467
	$1,867,879	$5,543,826	$7,411,705	$1,719,786

For the years ended December 31, 2020 and 2019, the Partnership recognized depreciation expense of $186,566 and $187,942, respectively.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(4)  Real Estate Investments – (Continued)

The following schedule presents the cost and related accumulated amortization of acquired lease intangibles not held for sale at December 31:

	2020		2019
	Cost	Accumulated Amortization	Cost	Accumulated Amortization
In-Place Lease Intangibles (weighted average life of 56 and 29 months, respectively)	$581,378	$262,652	$418,089	$320,123

Above-Market Lease Intangibles (weighted average life of 50 and 43 months, respectively)	599,981	322,814	514,793	336,561
Acquired Intangible Lease Assets	$1,181,359	$585,466	$932,882	$656,684

For the years ended December 31, 2020 and 2019, the value of in-place lease intangibles amortized to expense was $40,463 and $43,292 and the decrease to rental income for above-market leases was $53,580 and $49,752, respectively.

For lease intangibles not held for sale at December 31, 2020, the estimated amortization for the next five years is as follows:

	Amortization Expense for In-Place Lease Intangibles	Decrease to Rental Income for Above-Market Leases

2021	$52,468	$62,268
2022	52,468	62,268
2023	49,578	55,357
2024	35,188	20,844
2025	35,188	20,844
	$224,890	$221,581

In July 2018, the Partnership entered into an agreement with the tenant of the Best Buy store in Lake Geneva, Wisconsin to extend the lease term five years to end on March 31, 2024. As part of the agreement, the annual rent decreased from $149,302 to $129,395 effective February 1, 2019. In addition, beginning on February 1, 2019, the tenant received free rent for one month that equaled $10,783.

In December 2018, the Partnership decided to sell the Applebee’s restaurant in Crawfordsville, Indiana. In January 2019, the Partnership entered into an agreement to sell the property to an unrelated third party. On April 8, 2019, the sale closed with the Partnership receiving net proceeds of $1,863,691, which resulted in a net gain of $655,332. At the time of sale, the cost and related accumulated depreciation was $1,856,656 and $648,297, respectively.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(4)  Real Estate Investments – (Continued)

In June 2019, the Partnership entered into an agreement with the tenant of the Tractor Supply Company store in Grand Forks, North Dakota to extend the lease term ten years to end on November 30, 2030. The annual rent remained the same with a 4.0% increase scheduled to occur after five years. As part of the agreement, the Partnership paid a tenant improvement allowance of $30,000 that was capitalized.

In June 2019, the Partnership reached an agreement to sell its 50% interest in the Tractor Supply Company store to an unrelated third party. On August 1, 2019, the sale closed with the Partnership receiving net proceeds of $1,738,739, which resulted in a net gain of $885,582. At the time of sale, the cost and related accumulated depreciation was $1,433,874 and $580,717, respectively.

In April 2020, the Partnership entered into an agreement with the tenant of the PetSmart store in Galveston, Texas to extend the lease term ten years to end on April 30, 2032. As part of the agreement, the Partnership paid a tenant improvement allowance of $42,500 that was capitalized.

In May 2020, the Partnership reached an agreement to sell its 34% interest in the PetSmart store to an unrelated third party. On July 28, 2020, the sale closed with the Partnership receiving net proceeds of $934,224, which resulted in a net gain of $324,442. At the time of sale, the cost and related accumulated depreciation and amortization was $867,000 and $257,218, respectively.

On July 31, 2020, the Partnership purchased a 50% interest in a Talecris plasma facility in Dallas, Texas for $2,746,350. The Partnership allocated $452,929 of the purchase price to Acquired Intangible Lease Assets, representing in-place lease intangibles of $284,438 and above-market lease intangibles of $168,491. The property is leased to Talecris Plasma Resources, Inc. under a lease agreement with a remaining primary term of 8.1 years (as of the date of purchase) and annual rent of $182,035. The remaining interest in this property was purchased by AEI Income & Growth Fund 25 LLC, an affiliate of the Partnership.

The Partnership owns a 28% interest in a Staples store in Clermont, Florida. The remaining interests in the property are owned by affiliates of the Partnership. On July 17, 2020, the lease term ended, and the tenant returned possession of the property to the owners. While the property is vacant, the Partnership is responsible for its 28% share of real estate taxes and other costs associated with maintaining the property. The owners have listed the property for sale or lease with a real estate broker in the Clermont area. The annual rent from this property represented approximately 15% of the total annual rent of the Partnership’s property portfolio. The loss of rent and increased expenses related to this property will decrease the Partnership’s cash flow. However, at this time, the Partnership does not anticipate the need to further reduce its regular quarterly cash distribution rate.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(4)  Real Estate Investments – (Continued)

For properties owned as of December 31, 2020, the minimum future rent payments required by the leases are as follows:
2021	$568,220
2022	578,929
2023	557,599
2024	315,113
2025	234,217
Thereafter	581,924
$2,836,002

There were no contingent rents recognized in 2020 and 2019.

(5)  Major Tenants –

The following schedule presents rental income from individual tenants, or affiliated groups of tenants, who each contributed more than ten percent of the Partnership's total rental income for the years ended December 31:

Tenants	Industry	2020	2019

Best Buy Stores, L.P.	Retail	$129,395	$120,271
St. Vincent Health System	Medical	121,288	116,549
Talecris Plasma Resources, Inc.	Medical	92,968	N/A
Advance Stores Company	Retail	81,861	81,861
Staples the Office Superstore East	Retail	N/A	73,031
Tractor Supply Company	Retail	N/A	67,338
PetSmart, Inc.	Retail	N/A	59,418
Aggregate rental income of major tenants		$425,512	$518,468
Aggregate rental income of major tenants as a percentage of total rental income		85%	93%

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(6)  Partners’ Capital –

For the years ended December 31, 2020 and 2019, the Partnership declared distributions of $456,702 and $559,582, respectively. The Limited Partners received distributions of $443,001 and $543,602 and the General Partners received distributions of $13,701 and $15,980 for the years, respectively. The Limited Partners' distributions represented $34.90 and $41.75 per Limited Partnership Unit outstanding using 12,692 and 13,021 weighted average Units in 2020 and 2019, respectively. The distributions represented $34.90 and $41.75 per Unit of Net Income in 2020 and 2019, respectively.

As part of the distributions discussed above, the Partnership distributed net sale proceeds of $40,404 in 2019. The Limited Partners received distributions of $40,000 and the General Partners received distributions of $404. The Limited Partners’ distributions represented $3.09 per Unit.

The Partnership may repurchase Units from Limited Partners who have tendered their Units to the Partnership. Such Units may be acquired at a discount. The Partnership will not be obligated to purchase in any year any number of Units that, when aggregated with all other transfers of Units that have occurred since the beginning of the same calendar year (excluding Permitted Transfers as defined in the Partnership Agreement), would exceed 5% of the total number of Units outstanding on January 1 of such year. In no event shall the Partnership be obligated to purchase Units if, in the sole discretion of the Managing General Partner, such purchase would impair the capital or operation of the Partnership.

During 2020, the Partnership did not repurchase any Units from the Limited Partners. During 2019, the Partnership repurchased a total of 771.14 Units for $573,096 from 28 Limited Partners in accordance with the Partnership Agreement. The Partnership acquired these Units using net sales proceeds. The repurchases increase the remaining Limited Partners' ownership interest in the Partnership. As a result of these repurchases and pursuant to the Partnership Agreement, the General Partners received distributions of $5,789 in 2019.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(7)  Income Taxes –

The following is a reconciliation of net income for financial reporting purposes to income reported for federal income tax purposes for the years ended December 31:

	2020	2019

Net Income for Financial Reporting Purposes	$462,365	$1,750,601

Depreciation for Tax Purposes Under Depreciation and Amortization for Financial Reporting Purposes	111,309	107,029

Income Accrued for Tax Purposes Under Income for Financial Reporting Purposes	0	(9,620)

Gain on Sale of Real Estate for Tax Purposes Under Gain for Financial Reporting Purposes	(156,830)	(352,913)
Taxable Income to Partners	$416,844	$1,495,097

The following is a reconciliation of Partners' capital for financial reporting purposes to Partners' capital reported for federal income tax purposes for the years ended December 31:

	2020	2019

Partners' Capital for Financial Reporting Purposes	$7,974,481	$7,968,818

Adjusted Tax Basis of Investments in Real Estate Over Net Investments in Real Estate for Financial Reporting Purposes	952,884	998,405

Syndication Costs Treated as Reduction of Capital for Financial Reporting Purposes	2,418,726	2,418,726
Partners' Capital for Tax Reporting Purposes	$11,346,091	$11,385,949

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

(8)  COVID-19 Outbreak –

During the first quarter of 2020, there was a global outbreak of COVID-19 which continues to adversely impact global commercial activity and has contributed to significant volatility in financial markets. The global impact of the outbreak has been rapidly evolving, and as cases of the virus have continued to be identified in additional countries, many countries have reacted by instituting quarantines, placing restrictions on travel, and limiting hours of operations of non-essential offices and retail centers. Such actions are creating disruption in global supply chains, and adversely impacting a number of industries, such as retail, restaurants and transportation. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Partnership’s performance and financial results, such as the potential negative impact to the tenants of its properties, the potential closure of certain of its properties, increased costs of operations, decrease in values of its properties, changes in law and/or regulation, and uncertainty regarding government and regulatory policy. Up to the date of this filing, the Partnership has not received modification rent requests from any tenant of the five properties owned by the Partnership. All rent has been paid in full by each tenant.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2,021	2,020
	(unaudited)
Current Assets:
Cash	$1,815,962	$1,802,014

Real Estate Investments:
Land	1,867,879	1,867,879
Buildings	5,543,826	5,543,826
Acquired Intangible Lease Assets	1,181,359	1,181,359
Real Estate Held for Investment, at cost	8,593,064	8,593,064
Accumulated Depreciation and Amortization	(2,389,374)	(2,305,252)
Real Estate Held for Investment, Net	6,203,690	6,287,812
Total Assets	$8,019,652	$8,089,826

LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
Payable to AEI Fund Management, Inc.	$16,462	$6,066
Distributions Payable	109,280	109,279
Unearned Rent	13,897	0
Total Current Liabilities	139,639	115,345

Partners’ Capital:
General Partners	5,722	8,557
Limited Partners – 24,000 Units authorized; 12,692 Units issued and outstanding as of 3/31/2021 and 12/31/2020	7,874,291	7,965,924
Total Partners' Capital	7,880,013	7,974,481
Total Liabilities and Partners' Capital	$8,019,652	$8,089,826

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
STATEMENTS OF INCOME
(unaudited)

	Three Months Ended March 31
	2,021	2,020

Rental Income	$126,973	$116,046

Expenses:
Partnership Administration – Affiliates	28,245	30,685
Partnership Administration and Property Management – Unrelated Parties	15,794	13,560
Depreciation and Amortization	68,555	51,981
Total Expenses	112,594	96,226

Operating Income	14,379	19,820

Other Income:
Interest Income	433	7,027

Net Income	$14,812	$26,847

Net Income Allocated:
General Partners	$444	$805
Limited Partners	14,368	26,042
Total	$14,812	$26,847

Net Income per Limited Partnership Unit	$1.13	$2.05

Weighted Average Units Outstanding – Basic and Diluted	12,692	12,692

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31
	2,021	2,020
Cash Flows from Operating Activities:
Net Income	$14,812	$26,847

Adjustments to Reconcile Net Income To Net Cash Provided by Operating Activities:
Depreciation and Amortization	84,122	64,419
Increase (Decrease) in Payable to AEI Fund Management, Inc.	10,396	(993)
Increase (Decrease) in Unearned Rent	13,897	0
Total Adjustments	108,415	63,426
Net Cash Provided By (Used For) Operating Activities	123,227	90,273

Cash Flows from Financing Activities:
Distributions Paid to Partners	(109,279)	(136,599)

Net Increase (Decrease) in Cash	13,948	(46,326)

Cash, beginning of period	1,802,014	3,725,349

Cash, end of period	$1,815,962	$3,679,023

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
(unaudited)

	General Partners	Limited Partners	Total	Limited Partnership Units Outstanding

Balance, December 31, 2019	$14,876	$7,953,942	$7,968,818	12,691.78

Distributions Declared	(4,098)	(132,501)	(136,599)

Net Income	805	26,042	26,847

Balance, March 31, 2020	$11,583	$7,847,483	$7,859,066	12,691.78

Balance, December 31, 2020	$8,557	$7,965,924	$7,974,481	12,691.78

Distributions Declared	(3,279)	(106,001)	(109,280)

Net Income	444	14,368	14,812

Balance, March 31, 2021	$5,722	$7,874,291	$7,880,013	12,691.78

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2021
(unaudited)

(1)  The condensed statements included herein have been prepared by the registrant, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of operations for the interim period, on a basis consistent with the annual audited statements. The adjustments made to these condensed statements consist only of normal recurring adjustments. Certain information, accounting policies, and footnote disclosures normally included in financial statements prepared in accordance with United States Generally Accepted Accounting Principles (US GAAP) have been condensed or omitted pursuant to such rules and regulations, although the registrant believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the summary of significant accounting policies and notes thereto included in the registrant’s latest annual report on Form 10K.

(2)  Organization –

AEI Income & Growth Fund XXII Limited Partnership (“Partnership”) was formed to acquire and lease commercial properties to operating tenants. The Partnership's operations are managed by AEI Fund Management XXI, Inc. (“AFM”), the Managing General Partner. Robert P. Johnson, the Chief Executive Officer and sole director of AFM, serves as the Individual General Partner. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson and his wife own a majority interest. AEI Fund Management, Inc. (“AEI”), an affiliate of AFM, performs the administrative and operating functions for the Partnership.

The terms of the Partnership offering called for a subscription price of $1,000 per Limited Partnership Unit, payable on acceptance of the offer. The Partnership commenced operations on May 1, 1997 when minimum subscriptions of 1,500 Limited Partnership Units ($1,500,000) were accepted. The offering terminated January 9, 1999 when the extended offering period ended. The Partnership received subscriptions for 16,917.222 Limited Partnership Units. Under the terms of the Limited Partnership Agreement, the Limited Partners and General Partners contributed funds of $16,917,222 and $1,000, respectively.

During operations, any Net Cash Flow, as defined, which the General Partners determine to distribute will be distributed 97% to the Limited Partners and 3% to the General Partners. Distributions to Limited Partners will be made pro rata by Units.

Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the General Partners determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 9% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Partners and 10% to the General Partners. Distributions to the Limited Partners will be made pro rata by Units.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

(2)  Organization – (Continued)

For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated first in the same ratio in which, and to the extent, Net Cash Flow is distributed to the Partners for such year. Any additional profits will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed. Net losses from operations will be allocated 99% to the Limited Partners and 1% to the General Partners.

For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Partnership Agreement as follows: (i) first, to those partners with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Partners and 1% to the General Partners until the aggregate balance in the Limited Partners' capital accounts equals the sum of the Limited Partners' Adjusted Capital Contributions plus an amount equal to 9% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Partners and 10% to the General Partners. Losses will be allocated 98% to the Limited Partners and 2% to the General Partners.

The General Partners are not required to currently fund a deficit capital balance. Upon liquidation of the Partnership or withdrawal by a General Partner, the General Partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1% of total Limited Partners' and General Partners' capital contributions.

In May 2015, the Managing General Partner mailed a Consent Statement (Proxy) seeking the consent of the Limited Partners to continue the Partnership for an additional 60 months or to initiate the final disposition, liquidation and distribution of all of the Partnership’s properties and assets. Approval of either proposal required the affirmative vote of holders of a majority of the outstanding units. On June 17, 2015, the votes were counted and neither proposal received the required majority vote. As a result, the Partnership will not liquidate and will continue in operation until the Limited Partners vote to authorize the sale of all of the Partnership's properties or December 31, 2046, as stated in the Limited Partnership Agreement. However, in approximately five years, the Managing General Partner expects to again submit the question to liquidate to a vote by the Limited Partners.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

(3)  Recently Issued Accounting Pronouncements –

In April 2020, the Financial Accounting Standards Board (FASB) issued a question-and-answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of COVID-19. Under existing lease guidance, the Partnership would have to determine, on a lease by lease basis, if a lease concession was the result of a new arrangement reached with the tenant or if a lease concession was under the enforceable rights and obligations within the existing lease agreement. The Lease Modification Q&A clarifies that entities may elect to not evaluate whether lease-related relief that lessors provide to mitigate the economic effects of COVID-19 on lessees is a lease modification under current lease guidance. Instead, an entity that elects not to evaluate whether a concession directly related to COVID-19 is a modification can then elect whether to apply the modification guidance.

During the year ended December 31, 2020, the Partnership did not provide lease concessions to tenants in response to the impact of COVID-19, in the form of rent deferrals. The Partnership has made an election to account for such potential lease concessions consistent with how those concessions would be accounted for under lease guidance if enforceable rights and obligations for those concessions had already existed in the leases. This election is available for concessions related to the effects of the COVID-19 pandemic that do not result in a substantial increase in the rights as lessor, including concessions that result in the total payments required by the modified lease being substantially the same as or less than total payments required by the original lease.

(4)  Real Estate Investments –

In April 2020, the Partnership entered into an agreement with the tenant of the PetSmart store in Galveston, Texas to extend the lease term ten years to end on April 30, 2032. As part of the agreement, the Partnership paid a tenant improvement allowance of $42,500 that was capitalized.

In May 2020, the Partnership reached an agreement to sell its 34% interest in the PetSmart store to an unrelated third party. On July 28, 2020, the sale closed with the Partnership receiving net proceeds of $934,224, which resulted in a net gain of $324,442. At the time of sale, the cost and related accumulated depreciation and amortization was $867,000 and $257,218, respectively.

On July 31, 2020, the Partnership purchased a 50% interest in a Talecris plasma facility in Dallas, Texas for $2,746,350. The Partnership allocated $452,929 of the purchase price to Acquired Intangible Lease Assets, representing in-place lease intangibles of $284,438 and above-market lease intangibles of $168,491. The property is leased to Talecris Plasma Resources, Inc. under a lease agreement with a remaining primary term of 8.1 years (as of the date of purchase) and annual rent of $182,035. The remaining interest in this property was purchased by AEI Income & Growth Fund 25 LLC, an affiliate of the Partnership.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

(4)  Real Estate Investments – (Continued)

The Partnership owns a 28% interest in a Staples store in Clermont, Florida. The remaining interests in the property are owned by affiliates of the Partnership. On July 17, 2020, the lease term ended, and the tenant returned possession of the property to the owners. While the property is vacant, the Partnership is responsible for its 28% share of real estate taxes and other costs associated with maintaining the property. The owners have listed the property for sale or lease with a real estate broker in the Clermont area. The annual rent from this property represented approximately 15% of the total annual rent of the Partnership’s property portfolio. The loss of rent and increased expenses related to this property will decrease the Partnership’s cash flow. However, at this time, the Partnership does not anticipate the need to further reduce its regular quarterly cash distribution rate.

(5)  Payable to AEI Fund Management, Inc. –

AEI Fund Management, Inc. performs the administrative and operating functions for the Partnership. The payable to AEI Fund Management represents the balance due for those services. This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(6)  Partners’ Capital –

For the three months ended March 31, 2021 and 2020, the Partnership declared distributions of $109,280 and $136,599, respectively. The Limited Partners received distributions of $106,001 and $132,501 and the General Partners received distributions of $3,279 and $4,098 for the periods, respectively. The Limited Partners' distributions represented $8.35 and $10.44 per Limited Partnership Unit outstanding using 12,692 weighted average Units for both periods. The distributions represented $1.13 and $2.05 per Unit of Net Income and $7.22 and $8.39 per Unit of return of capital in 2021 and 2020, respectively.

(7)  Fair Value Measurements –

As of March 31, 2021 and December 31, 2020, the Partnership had no assets or liabilities measured at fair value on a recurring basis or nonrecurring basis.

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

(8)  COVID-19 Outbreak –

During the first quarter of 2020, there was a global outbreak of COVID-19 which continues to adversely impact global commercial activity and has contributed to significant volatility in financial markets. The global impact of the outbreak has been rapidly evolving, and as cases of the virus have continued to be identified in additional countries, many countries have reacted by instituting quarantines, placing restrictions on travel, and limiting hours of operations of non-essential offices and retail centers. Such actions are creating disruption in global supply chains, and adversely impacting a number of industries, such as retail, restaurants and transportation. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19. Nevertheless, COVID19 presents material uncertainty and risk with respect to the Partnership’s performance and financial results, such as the potential negative impact to the tenants of its properties, the potential closure of certain of its properties, increased costs of operations, decrease in values of its properties, changes in law and/or regulation, and uncertainty regarding government and regulatory policy. Up to the date of this filing, the Partnership has not received modification rent requests from any tenant of the five properties owned by the Partnership. All rent has been paid in full by each tenant.

CONSENT FORM

AEI INCOME & GROWTH FUNDXXII LIMITED PARTNERSHIP
CONSENT OF LIMITED PARTNERS

This consent is presented by
AEI Fund Management XXI, Inc., Managing General Partner

The undersigned, a Limited Partner of AEI Income & Growth Fund XXII Limited Partnership (“Fund XXII”), hereby consents (unless otherwise directed below) to the proposals identified below as indicated below. Indicate your vote by placing an “X” or check mark on the appropriate line. Failure to vote will have the effect of voting “AGAINST” each proposal.

Please vote “FOR” only one of the first two proposals. Do not vote “FOR” both Proposal #1 and Proposal #2: they are mutually exclusive and cannot be implemented simultaneously:

Proposal #1 – to liquidate:

FOR _____     AGAINST ______      ABSTAIN______

Proposal #2 – to continue Fund XXII’s operations for an additional 60 months:

FOR _____     AGAINST ______      ABSTAIN______

Please Vote on Proposal #3 – to amend Fund XXII’s unit repurchase plan:

FOR _____     AGAINST ______      ABSTAIN______

Please vote on Proposal #4 – to sell joint venture interests in certain properties to other AEI Affiliated Funds:

FOR _____     AGAINST ______     ABSTAIN______

The units held by the signing Limited Partner will be voted as directed. They will be voted "FOR" the proposal if no box is checked.

Please sign exactly as your name appears below. All owners of record and trustees must sign. When units are held by joint tenants, both owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

After marking your vote and signing this Consent Form, please return it in the enclosed, postage paid envelope. To be counted, this Consent Form must be received not later than the close of business on July 30, 2021.

Dated: ________________________

_____________________________________
_____________________________________
Signatory #1

Signatory #2

_____________________________________
_____________________________________
Signatory #3

Signatory #4